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                                                                   Exhibit 10.21


                                   ANNE KLEIN

11 WEST 42ND STREET  NEW YORK  NY  10036  212 626 6401  FAX 212 626 6014

Maxwell Shoe Company Inc.
P.O. Box 37
101 Sprague Street
Readville, Massachusetts 02137-0037

Gentlemen:

When signed below in the places provided, the following shall constitute the agreement between and among ANNE KLEIN, a Division of Kasper A.S.L., Ltd., B.D.S., Inc. and Maxwell Shoe Company Inc. ("Licensee") with respect to the subject matter hereof.

As of July 9, 1999, Kasper A.S.L., Ltd., through Lion Licensing, Ltd., a Delaware corporation ("Lion") a wholly-owned affiliate, became the owner of the ANNE KLEIN trademarks and the ANNE KLEIN license agreements, including the agreement between B.D.S., Inc. (therein referred to as "Licensee" and hereinafter referred to as "Licensor") and Anne Klein Company LLC (as successor by merger with Anne Klein & Company) (referred to therein as "Licensor"), effective as of January 1, 1997, as said agreement has been amended and is in force and effect at the date hereof (the "License Agreement") pursuant to which Licensor has been granted certain rights with respect to Company's Marks (as defined below). For avoidance of doubt, for purposes of this Agreement, the ANNE KLEIN Division of Kasper A.S.L., Ltd. and Lion shall collectively be referred to as "Owner" and Maxwell Shoe Company Inc. shall be referred to as "Licensee".

1. DEFINITIONS. Each of the following terms shall have the meaning given it in this section when used in this Agreement:

      1.01. (a) "Company's Marks" shall mean the trademarks "ANNE KLEIN", the Lion Head Design, "ANNE KLEIN II" and "A LINE ANNE KLEIN".

            (b) "Licensed Marks" shall mean the trademarks "ANNE KLEIN II" and "A LINE ANNE KLEIN" and the "A ANNE KLEIN" logo form of the Licensed Mark "A LINE ANNE KLEIN" which is attached hereto as Schedule 1.01 and made a part hereof. For


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clarification: the Licensed Mark "A LINE ANNE KLEIN" may be used in such logo form, hut it may not be used as a wordmark except in the full "A LINE ANNE KLEIN" form.

            (c) "Company's Tradename" shall mean the tradename "ANNE KLEIN" or, as applicable in the context, the use of one or both of the Licensed Marks as a tradename.

      1.02. (a) "Articles" shall mean all classifications of women's footwear.

            (b) "Licensed Articles" shall mean all Articles which are manufactured or distributed by or for Licensee from designs delivered or approved hereunder.



      1.03. (a) "Net Sales" shall mean the aggregate invoiced amount at the prevailing wholesale price at which Licensee customarily sells such Licensed Articles for all Licensed Articles shipped by Licensee or any of its affiliates ("gross sales"), less the following: (1) included taxes; (2) returns actually received for damaged or defective merchandise or allowances in lieu of returns granted to and actually taken by customers; (3) trade discounts customary in Licensee's industry for prompt payment, but only to the extent such discounts are actually granted by Licensee and taken by Licensee's customers; and (4) markdowns and/or chargebacks, in the amount set forth below, which in accordance with generally accepted accounting principles would normally be treated as deductions from gross sales ("Markdowns"), but not including chargebacks for any shipping errors or administrative charges, advertising, fixture or shop costs or contributions, or for any other similar or dissimilar purpose. No other deduction shall be made, including for any accruals or reserves for returns, or for discounts or allowances, and no deduction shall be taken for uncollectible accounts, bad debts or collection costs incurred by Licensee. No other costs incurred in the manufacturing, advertising, promoting, distributing and selling of Licensed Articles shall be deducted. Except with respect to sales to Licensee's Outlets (as defined below), if a sale, transfer or other disposition is made otherwise than at arm's length, the "Net Sales" of such Licensed Articles shall be deemed to be the "Net Sales" of a corresponding sale at arm's length at the prevailing wholesale price to accounts in Normal Retail Channels (as hereinafter defined) in the

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United States. For clarification: On aggregate annual gross sales hereunder up to [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission], Markdowns may be deducted in an amount not to exceed [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission]; on aggregate annual gross sales hereunder in excess of [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission], Markdowns may be deducted in an amount not to exceed [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission].

            (b) Without limiting the generality of the foregoing, with respect to Discontinued Goods (as hereinafter defined), "Net Sales" shall mean the aggregate invoiced amount for Discontinued Goods shipped by Licensee or any of its affiliates, less included taxes and returns actually received for damaged or defective merchandise or allowances in lieu of returns granted to and actually taken by customers; provided, however, that for Discontinued Goods in excess of the quantity permitted in Paragraph 2.03(b) below, the "Net Sales" of such Discontinued Goods shall be deemed to be the "Net Sales" of a corresponding sale at arm's length at the prevailing wholesale price to accounts in Normal Retail Channels in the United States except as Owner may from time to time expressly agree otherwise.

            (c) Notwithstanding the foregoing, if Licensee (or any parent, subsidiary or affiliated company of Licensee) operates outlet stores (hereinafter, "Licensee's Outlets") or sells Licensed Articles through Alternative Distribution Channels (as defined below), then with respect to sales of Licensed Articles by Licensee's Outlets or through said Alternative Distribution Channels, "Net Sales" shall mean the actual aggregate amount received by Licensee's Outlets on account of said sales or by Licensee for sales made directly through Alternative Distribution Channels, as applicable.

      1.04. "Territory" shall mean the United States of America but not including its territories and possessions. Upon Licensee's written request, Owner shall grant Licensee permission to distribute Licensed Articles in a particular country (or countries) of the world outside of the Territory, including for this purposes territories and possessions of the United States, (hereinafter referred to as the "Foreign Territory"), subject to the terms and conditions set forth in section 18 below, For the avoidance of doubt, distribution of Licensed Articles to "duty-free" shops for sale to international travelers and to airlines and cruise ship lines for on-board sales shall be deemed

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distribution in a Foreign Territory, also subject to the terms and conditions set forth in Section 18 below. Notwithstanding the generality of the foregoing, at the date of this Agreement, Owner hereby informs Licensee, and Licensee acknowledges, that an agreement is in place between Owner and a third party pursuant to which said third party has the exclusive rights to manufacture, advertise, promote, distribute and sell products, including Articles, bearing Company's Marks in Japan and, therefore, Owner shall not grant any rights hereunder to Licensee with respect to Japan.

      1.05. (a) "Normal Retail Channels" shall mean those retail outlets in the Territory, subject to Owner's reasonable approval, whose location, merchandising and overall operations are consistent with the high quality of Licensed Articles and the reputation, image and prestige of the Company's Marks. Without limiting the generality of the foregoing, Owner hereby approves as Normal Retail Channels those retail outlets (other than those identified on Schedule 2.03 to this Agreement) named on Schedule 10.02 and on Schedule 18.06.

            (b) "Alternative Distribution Channels" shall mean direct mail or television shopping networks or "on-line" or such other means of reaching the ultimate consumer (other than through traditional retail outlets) as may now exist or hereafter be devised. Owner's prior written reasonable approval to use an Alternative Distribution Channel shall be obtained in each instance; provided, however, that neither Licensor nor Licensee shall commence on-line sales or sales via television shopping networks pending Owner's development of an over-all plan with respect to such sales of all products bearing Company's Trademarks. Sales by Licensee to direct mail catalog divisions of traditional retailers shall not be deemed sales through Alternative Distribution Channels. References in this Agreement to Normal Retail Channels shall, unless the context indicates otherwise, also mean approved Alternative Distribution Channels.

      1.06. (a) "Contract Year" shall mean the twelve-month period commencing January 1 and ending the next following December 31, provided, however, that the "Initial Contract Year" shall commence on the Effective Date and shall terminate on December 31, 2000.

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            (b) "Accounting Period" shall mean each three-month calendar period ending March 31, June 30, September 30 and December 31, respectively, or such shorter period in which Licensee has rights to distribute Licensed Articles hereunder. Notwithstanding the foregoing, the "Initial Accounting Period" shall mean the period beginning on the Effective Date and ending December 31, 1999.

            (c) "Effective Date" shall mean July 19, 1999.

      1.07. "Discontinued Goods" shall mean only those Licensed Articles which are sold by Licensee at a wholesale price which is at least thirty three and one-third percent (33-1/3%) less than the prevailing wholesale price at which Licensee has customarily sold such Licensed Articles and which are shipped (a) at the end-of-season as closeouts or (b) as damaged goods such as seconds or irregulars labeled as seconds or irregulars.

      1.08. "Proprietary Rights" means asserted rights, groundless or not, based upon the law of statutory or common law trademark infringement, dilution, unfair competition, misappropriation, invasion of privary, or any related legal theory.

2. GRANT.

      2.01. (a) (i) Subject to the terms and conditions of this Agreement, Licensor and Owner each hereby grants to Licensee during the Term (as hereinafter defined) the exclusive right only in the Territory to use each Licensed Mark as a trademark only on and in connection with the manufacture, advertising, promotion, distribution and sale in Normal Retail Channels, except as otherwise agreed in paragraph 2.03(b) below, of the Licensed Articles. It is expressly understood and agreed that the manufacturing rights herein granted to Licensee do not include the right to manufacture Licensed Articles for the sole purpose of selling such Licensed Articles as Discontinued Goods: provided, however, that Owner and Licensor acknowledge that Licensee shall not be deemed in breach of this provision if it produces and sells "make-ups" in accordance with paragraph 2.02(c) below.

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                  (ii) Licensee acknowledges that the Licensed Marks "ANNE KLEIN
II" and "A LINE ANNE KLEIN", which for the purposes of this sub-paragraph 2.01(a)(ii) includes the logo "A Anne Klein" in the form attached hereto as
Schedule 1.01, are separate and individual trademarks and that it is the intent of the parties hereto that each Licensed Mark shall be exploited separately from the other hereunder. References in this Agreement to "the Licensed Marks" shall mean each of the Licensed Marks unless the context clearly implies otherwise.

            (b) Licensee acknowledges that, at the date hereof, Licensor sells Articles bearing the Company's Mark "ANNE KLEIN" which are intended to be sold at retail price points above $95 and, from time to time subject to Owner's approval, Licensor may propose a so-called "fashion" style which by its design and construction is intended to be sold in Licensor's segment of the women's footwear market but at a price below $95 (but not below $80). For purposes of retaining the distinct positions of the Company's Marks in the women's footwear market, Licensee agrees that the Licensed Articles offered hereunder shall be manufactured, advertised, promoted, distributed and sold in a manner appropriate to those categories intended to be sold at retail price points of $45-$80 (to $95 for boots and ankle boots) and the Licensed Articles shall address the career and casual needs of Licensee's target customer. Without limiting the generality of the foregoing, Licensor and Owner agree that if more than ten percent (10%) of Licensor's styles (i.e., number of patterns not sales volume) in any particular Contract Year are intended to be sold at retail price points between $80 and $95, then Licensee's Guaranteed Minimum Royalty (as defined below) for that particular Contract Year shall be reduced by twenty percent (20%).

            (c) For avoidance of doubt: Owner reserves all rights to Company's Marks, including the Licensed Marks, except those rights specifically granted to Licensor pursuant to the License Agreement and those rights specifically granted herein to Licensee, and Owner may exercise such rights at any time in a manner not inconsistent with the terms of this Agreement. Without limiting the generality of the immediately preceding sentence, Owner's reserved rights include the right to use and to license any of said Marks as part of a new trademark (the "New Trademark") to be used by Owner or its designee (which may or may not be a related company)

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on or in connection with new product lines (which may include Articles)
introduced by Owner or its designee as part of a new business to be conducted by Owner or said designee. Notwithstanding anything in this Agreement to the contrary, during the term of this Agreement Owner shall not, and shall not have any right to, use or license any New Trademark, to be used by Owner or its designee, on or in connection with Articles (but not including athletic or "sport specific" Articles) intended to be sold at retail price points of $45-$80 (to $95 for boots and ankle boots); provided, however, that such limitation is expressly subject to the rights of Licensor pursuant to the License Agreement, including Licensor's right of first refusal with respect to a New Trademark and a New Line (as defined below), as such rights then exist. Accordingly, if, during the Term (as hereinafter defined), Owner desires to market a line of Articles bearing a New Trademark or a line of athletic or "sport specific" Articles (each, a "New Line"), and if Licensor fails to timely exercise its first right and option, Owner shall notify Licensee, in writing, thereof. Licensee shall have the right and option, which option shall be exercised within 45 days after its receipt of Owner's notice, to manufacture, advertise, promote, distribute and sell said New Line pursuant to an agreement, to be negotiated between Owner and Licensee in good faith, in substantially the form of this Agreement and including such additional or different commercially reasonable terms and conditions as may then be agreed between Owner and Licensee (but which shall be no more favorable to Licensee than terms proposed by Owner to Licensor). If Licensee desires to exercise such right and option, Licensee shall notify Owner in writing within forty-five (45) days after its receipt of said notice from Owner. If Licensee fails to exercise its said right and option, Owner may grant a license covering the New Line to any third party on substantially the same material terms and conditions as set forth herein and in Owner's notice free from any claim by Licensee under this Agreement. For clarification: It is understood and agreed that Licensee may market canvas casual woman's footwear under this Agreement so long as such footwear is not of a style generally understood in the women's footwear industry as "athletic" or "sport-specific" footwear. For purposes of this paragraph, without limiting Licensor's rights pursuant to the License Agreement, if during the Term (as defined below) Licensor's rights to utilize the Company's Mark "ANNE KLEIN" expire or otherwise terminate without extension or renewal of such rights, for purposes of this paragraph Company's Mark "ANNE

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KLEIN" shall be deemed a New Trademark and Licensor's right of first refusal with respect to a New Trademark, as set forth in the License Agreement, shall not apply.

            (d) Without otherwise limiting Licensor's rights pursuant to the License Agreement or Licensee's rights pursuant to this Agreement, upon the earlier of (i) the expiration or other termination of the License Agreement pursuant to its terms, or (ii) January 1, 2003, Owner and Licensee agree they shall immediately enter into a new direct license agreement regarding the Licensed Marks and Licensed Articles on economic and other terms identical to the terms set forth this Agreement; provided, however, that Licensor shall not be a party to such new direct license agreement. Upon complete execution of such new direct license agreement, said agreement shall be deemed to supersede and replace this Agreement and Licensor acknowledges and agrees that Licensee shall be entitled to the rights granted to Licensee thereunder. It is acknowledged and agreed by all parties hereto that Licensor's rights and obligations under this Agreement shall be deemed automatically (and without further action by any person or party) assigned from Licensor to Owner upon the earlier of the termination of the License Agreement or January 1, 2003.

      2.02. (a) All Licensed Articles shall bear the Licensed Marks, except as hereinafter provided or otherwise approved by Owner, and no Licensed Articles shall be sold or otherwise distributed by Licensee under any trademark other than the Licensed Marks including, without limitation, under a private label of Licensee or any customer of Licensee.

            (b) Licensee shall not use the Licensed Marks on or in connection with Articles or any other product manufactured from designs neither provided nor approved by Owner or on Articles or any other product distributed by any person or entity, including Licensee, as premiums. promotions. give-aways or fund-raisers except with Owner's prior approval as contemplated in paragraph
7.02 below.

            (c) Except as set forth herein, Licensee shall not manufacture, sell or distribute, or cause the manufacture, sale or distribution of, any products identical to Licensed Articles or of any products identical to Articles manufactured, sold or distributed by Licensor. At Licensee's request to enable it to maintain a steady flow of work for factories with which it does

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business, Owner and Licensor agree that, notwithstanding the foregoing, Licensee shall be permitted to offer for sale and sell as "make-ups" certain Licensed Articles, subject to the following terms and conditions:

                  (i) Owner shall review at the beginning of each selling season and at such other times as Owner may reasonably request the quantity and styles of Licensed Articles which may be manufactured, offered for sale and sold as "make-ups".

                  (ii) All Licensed Articles sold as "make-ups" shall bear royalties as provided in paragraph 9.01 below. Such royalties shall be computed, accounted for and paid in accordance with this Agreement, provided, on



Licensee's statements, Net Sales of "make-ups" shall be shown separately from other sales.

                  (iii) All Licensed Articles manufactured for sale as "make-ups" shall bear the applicable Licensed Mark in the form approved by Owner.

                  (iv) Notwithstanding the generality of the foregoing, Licensee acknowledges that Owner may withdraw the permission to manufacture and sell "make-ups" herein granted at any time; provided however, in such event the Guaranteed Minimum Royalty for the applicable period shall be reduced by [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] for each year in which such permission is so withdrawn.

            (d) (i) Except for its licensed use of the Licensed Marks hereunder, Licensee shall not adopt or use any mark, logo, insignia or design that is likely to be confusingly similar to or cause deception or mistake with respect to any of the Licensed Marks. Licensee shall not join any name or logo with the Licensed Marks so as to form a new mark, except with the prior written approval of Owner, nor shall Licensee use any Licensed Marks as part of its corporate name. However, subject to the terms and conditions of this Agreement, Owner hereby grants Licensee the limited, non-exclusive right to use each of the Licensed Marks as part of a name identifying a division of Licensee established solely for the purpose of and in connection with the marketing, distributing, advertising, promotion and sale of Licensed Articles under the terms and conditions set forth in this Agreement and Owner and Licensor agree that Licensee's employees may represent themselves as being representatives of or being from "ANNE KLEIN II Footwear" or "A LINE ANNE KLEIN Footwear" and shall not represent themselves as representing "Anne Klein". To

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avoid confusion in the retail footwear industry, Owner, Licensor and Licensee shall cooperate to establish guidelines with respect to Licensee's use of the Licensed Marks as a tradename.

                  (ii) For clarification: Licensee acknowledges that the rights granted herein with respect to the Licensed Marks and Company's Tradename are not intended and shall not be construed to grant any rights to use any of the Licensed Marks and/or Company's Tradename as a domain name. In addition, Licensee shall not use Company's Tradename or any Licensed Mark as a service mark on and in connection with Licensee's Outlets or any other retail establishment operated by Licensee directly or through an affiliate (collectively, a "Licensee Store") except pursuant to a separate retail license agreement between Owner and Licensee (a "Licensee retail license"), it being understood that such Licensee retail license shall (A) not require Licensee to pay Owner any separate royalty or other compensation for the right to use the service mark; (B) shall give Owner the right to approve each location for a Licensee Store bearing the service mark; and (C) shall be consistent with other similar agreements Owner has entered with third parties, including Owner's right to reasonably approve the design of such Licensee Store.

      2.03. (a) Licensee shall use its best efforts to exploit the rights herein granted throughout the Territory consistent with the high standards and prestige represented by the Licensed Marks. Notwithstanding the foregoing, Licensee shall not sell Licensed Articles for resale except for resale to a consumer for personal use and, except for sales made to or for resale in a Foreign Territory in accordance with Section 18 below, Licensee shall not sell Licensed Articles to any entity which it knows or has reason to believe intends to export Licensed Articles from the Territory. Licensee acknowledges that the Licensed Articles are intended to be of the highest quality in the applicable market segment and marketed in a manner commensurate with Owner's and Licensor's standing and reputation in the women's apparel and footwear industry. Accordingly, and in order to maintain the reputation, image and prestige of Owner, Licensor and the Licensed Marks, Licensee's primary distribution patterns shall consist of Normal Retail Channels and, in the event Licensee sells to a customer not approved by Owner, Owner shall have the right to object, by written notice, to such sales. Upon receipt of such notice, Licensee shall not thereafter accept orders from

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such customer, but Licensee may fulfill orders accepted prior to Licensee's receipt of Owner's notice. For clarification: Owner acknowledges that Licensee has retained representatives who show the Licensed Articles to customers through regional markets throughout the United States. Licensee hereby expressly agrees to inform its representatives of the foregoing and acknowledges that the acts of said representatives shall be deemed Licensee's acts for all purposes hereunder. Within fifteen (15) business days after Owner's written notice to Licensee that a Licensee's representative has acted in a manner which would constitute a breach of this Agreement, Licensee shall take those steps reasonably necessary to cure said breach.

            (b) Notwithstanding the foregoing, Licensee may sell Discontinued Goods first, to Licensee's Outlets or, upon Owner's request, to those end-destination outlet stores operated by Owner (directly or through an affiliate) under the name "Anne Klein Outlet" ("Owner's Outlets") (collectively, the "Outlets") to the extent of their requirements (subject to a reasonable assortment being purchased) and, thereafter, to other appropriate retail outlets for Discontinued Goods, subject to Owner's reasonable approval; provided, however, that, in any Contract Year, Licensee's aggregate annual sales of Licensed Articles sold as Discontinued Goods (including, for purposes of this paragraph, Licensed Articles produced and sold as "make-ups") shall not exceed [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of Licensee's aggregate Net Sales of Licensed Articles (except as Owner may expressly agree). Seconds, irregulars and damaged goods shall always be marked as such. Licensee shall advise its buyers of Discontinued Goods (including the Outlets) that Licensee does not have the right to use or to authorize others to use the Licensed Marks in advertising or selling the Discontinued Goods. Attached hereto as Schedule 2.03 is a list of those currently-approved retail outlets to which Licensee may sell Discontinued Goods hereunder. Said Schedule is current as of the Effective Date and may be modified or supplemented from time to time. Without otherwise limiting any provision of this Agreement. Owner and Licensee agree that sales of Licensed Articles to Owner's Outlets shall be at prices equal to twenty-eight percent (28%) above Licensee's respective cost for such Licensed Articles, but not more than the price at which Licensee offers to sell and/or sells the same or similarly styled Licensed Articles to any other customer.

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      2.04. (a) Owner acknowledges that, at the date hereof, Licensee manufactures and/or markets Articles bearing the trademarks listed on Schedule 2.04, attached hereto and made a part hereof. Licensee may, in its sole and absolute discretion, continue to do so at any time.

            (b) Licensee acknowledges that Owner has expressed a concern that entry by Licensee into a license with another designer, other than those set forth on Schedule 2.04, of women's clothing items or fashion accessories to manufacture, advertise, promote, distribute and sell Articles at price-points which are equal to or higher than better price-points in the Territory may adversely impact upon or affect the Licensed Marks or their use in connection with the Licensed Articles or Licensee's ability to meet all of its obligations under this Agreement (an "Affect"). Accordingly, in the event that Licensee contemplates entering into such a license, Licensee shall, subject to limits of confidentiality agreements then in effect, promptly consult with Owner and provide Owner with sufficient information concerning the proposed transactions, including the proposed staffing, the anticipated royalty rate and the advertising/exploitation commitments under such license, to enable Owner to make an informed decision whether, in its reasonable commercial judgment, the nature of the proposed license or the parties participating therein would have an Affect. Owner shall promptly inform Licensee if, in Owner's reasonable commercial judgment, the proposed license may have an Affect, stating the reasons for its conclusion, and Licensee shall take Owner's judgment into consideration in deciding whether to proceed with the proposed license; provided, however, that Owner's judgment shall not be binding and its consent or its approval for Licensee to enter into such proposed license shall not in any way be required.

      2.05. In the event of any dispute between Licensee and any other licensee of Owner in the Territory with respect to the products covered by their respective licenses, such dispute shall be resolved in good faith by Owner in its reasonable commercial judgment. Without limiting the generality of the foregoing, Licensee acknowledges that Owner may from time-to-time grant another licensee a limited non-exclusive right to produce and distribute Articles bearing the Licensed Marks as so-called "Related Items" (e.g., slippers distributed to said other licensee's buyers of sleepwear) or as "gifts-with-purchase" (e.g., a keychain or a cosmetics bag). In resolving a dispute with respect

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to the products covered by particular licenses or in conjunction with a grant of rights for Related Items, if appropriate, and without derogating from Licensor's rights pursuant to the License Agreement, if Licensor fails to timely exercise its first right and option, Owner shall notify Licensee and Licensee shall have the right and option to manufacture such product/Related Items pursuant to an agreement of the parties as to price, quality and timing of delivery. The parties shall establish an appropriate procedure to effectuate the option herein given, it being understood that notice and agreement, if oral, shall be promptly confirmed in writing.

3. TERM.

      3.01. (a) The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in full force and effect until December 31,


2002 unless earlier terminated pursuant to the terms and conditions of this Agreement or upon the mutual agreement of Owner and Licensee in a writing signed by both.

            (b) Licensee shall have the option to extend the Term for two (2) separate five (5) year periods (collectively, the "Extended Term") each on the same terms and conditions set forth herein and subject to the satisfaction of the following conditions:

                  (i) Licensee must at the time of the giving of the notice as provided in the following paragraph then be in compliance with the material terms and conditions herein contained; and

                  (ii) Achievement of Qualifying Sales (as described below) during the final Contract Year of the then concluding Term.

                        (A) With respect to the first Extended Term, Qualifying Sales shall mean Net Sales of Licensed Articles during the third Contract Year (i.e., calendar year ending December 31, 2002) under this Agreement aggregating not less than [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission]. The first Extended Term, if any, shall commence on January 1, 2003 and shall expire on December 31, 2007.

                        (B) With respect to the second Extended Term, Qualifying Sales shall mean Net Sales (excluding sales to Outlets) of Licensed Articles during the fifth Contract

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Year of the first Extended Term (i.e., calendar year ending December 31, 2007)
under this Agreement aggregating not less than [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission]. The second Extended Term, if any, shall commence on January 1, 2008 and shall expire on December 31, 2012.

                        (C) Owner and Licensee may elect to adopt an alternative Net Sales achievement keyed to a combination of Licensee's actual Net Sales in the first nine months and Licensee's guaranty of Net Sales in the fourth quarter of the applicable Contract Year. Each option granted to Licensee herein shall be exercisable in writing not later than thirty (30) days after Licensee's delivery of statements demonstrating that the Qualifying Sales have been achieved.

                        (D) During the first calendar quarter of the final year of the second Extended Term, either Owner or Licensee may initiate negotiation of the terms and conditions of an agreement to commence following the expiration of said Term, it being acknowledged by each that no commitment is made by either to guarantee that such negotiations shall result in a renewal of this Agreement; provided, however, that the parties agree to conduct such negotiations in good faith but if the parties are unable to reach agreement upon the terms and conditions of a renewal agreement within a reasonable period of time (not to exceed ninety (90) days), Owner may proceed to enter into negotiations with any other party of the terms and conditions of an agreement with respect to the Licensed Marks to commence following the expiration of this Agreement which terms and conditions shall on the whole be no more favorable to said other party than the terms and conditions last offered by Owner to Licensee.

                  (c) References in this Agreement to the Term shall, unless the context indicates otherwise, also mean the Extended Term. In the event that Licensee fails to exercise its option for the first Extended Term, or is not qualified to exercise such option, this Agreement shall expire on December 31, 2002.

                  (d) Without otherwise limiting the generality of the foregoing. Owner acknowledges that Licensee has expressed a concern that in the event Owner acquires a controlling interest in the assets or capital stock of a third party. or a controlling interest in the assets or capital stock of Owner is acquired by a third party, which third party in the fiscal year immediately preceding such acquisition derived revenues from its operation of a women's footwear business in

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an amount greater than Licensee's revenues from the business conducted by
Licensee hereunder during the same period, such transaction may adversely impact upon or affect the Licensee's rights and/or its ability to conduct its business hereunder. Accordingly, in such event, Owner shall notify Licensee, in writing, and provide Licensee with sufficient information concerning the proposed transaction to enable Licensee to make an informed decision whether, in its reasonable commercial judgment, the nature of the proposed transaction will adversely impact Licensee. In such event, Licensee shall advise Owner within 15 days of being notified of such transaction if it chooses to terminate this Agreement due to the proposed transaction and the reasons therefor, it being understood that Licensee's rights to terminate this Agreement and to receive payment hereunder shall not arise prior to closing of the proposed acquisition transaction. If Licensee chooses to so terminate this Agreement, Owner and Licensee shall negotiate in good faith to determine appropriate compensation to be payable by Owner to License on account of such termination taking into account the then current status of this Agreement and Licensee's business hereunder and other similarly relevant matters.

      3.02. (a) Time is of the essence with respect to all payments hereunder. If Licensee fails to make any payment in full due hereunder within ten (10) business days of the date such payment becomes due (the "payment grace period"),
(i) Licensee shall pay interest on such unpaid sum from the business day following the date of the expiration of the payment grace period until the date of payment in full at a rate equal to the prime rate prevailing in New York, New York at The Chase Manhattan Bank, from time to time during the period of such delinquency, plus two percent (2%) and (ii) if such default continues uncured for five (5) days after the later of 1) the expiration of the payment grace period and 2) written notice from Owner, Owner shall have the right to terminate this Agreement immediately upon further written notice to Licensee. If any payment to be made hereunder shall be due on a day which is not a business day, the due date of such payment shall be extended to the next succeeding business day.

            (b) If Licensee otherwise fails to perform any other material term, condition, agreement or covenant it is obligated to perform hereunder and (i) such breach is curable but continues uncured for a period of thirty (30) days after Owner gives Licensee written notice thereof; or (ii) if said breach is curable but not within thirty (30) days and all reasonable steps necessary to cure have not been taken within thirty (30) days after Owner gives Licensee written notice of breach, Owner may terminate the Term immediately upon giving notice at any time after said thirtieth (30th) day, without prejudice to any other rights of Owner.

            (c) If Licensee otherwise fails to perform any other material term, condition, agreement or covenant it is obligated to perform hereunder and such breach is not curable, Owner may terminate this Agreement immediately upon giving notice at any time, without prejudice to any other rights of Owner.

            (d) Without limiting the generality of the foregoing, if Licensee conducts its business hereunder in a manner which requires Owner to give two (2) or more notices in any consecutive twelve (12) month period pursuant to this
Section 3.02 to obtain Licensee's compliance with this Agreement, Owner may elect to terminate this Agreement forthwith and such termination shall be effective immediately upon Owner's giving notice.

            (e) Owner shall copy Licensor on any notice sent to Licensee pursuant to paragraph 3.02(a) hereunder.

      3.03. (a) Owner shall have the right, without prejudice to any other rights which it may have, to terminate the right of Licensee to manufacture, advertise, promote, distribute or sell Licensed Articles bearing a particular Licensed Mark, but only if (i) Owner has complied with its material obligations hereunder; (ii) Licensee shall have failed for a period longer than two consecutive selling seasons to continue the manufacture and sale in commercial quantities of at least fifteen (15) styles of Licensed Articles bearing such particular Licensed Mark; (iii) Owner shall have given written notice to Licensee specifically identifying such failure; and (iv) Licensee shall have failed to remedy such default with respect to such particular Licensed Mark within one hundred twenty (120) days after Licensee's receipt of such written notice, which remedy may be be accomplished by manufacturing and selling in commercial quantities at least fifteen (15) styles of Licensed Articles bearing such particular Licensed Mark during any selling season occurring in whole or in pan during such one hundred twenty (120) day period. Thereafter, notwithstanding any contrary provision hereof or implication contained herein, Owner may grant a license covering Licensed Articles under such particular Licensed Mark to Licensor or to any third party and such grant shall not be deemed a violation of or infringement upon any of the rights of Licensee pursuant to the terms of this Agreement. Notwithstanding the foregoing, this
Section 3.03(a) shall have no force or effect whatsoever with respect to the Licensed Mark "ANNE KLEIN II" until Owner gives written notice to Licensee that Owner is satisfied with respect to the logo and other matters necessary to Licensee's exploitation of such Licensed Mark, and no selling season that commences prior to or within one hundred twenty (120) days after Licensee's receipt of such notice may be included among such two consecutive selling seasons. Notwithstanding anything to the contrary contained in this Agreement, Owner's right to terminate certain rights of Licensee pursuant to this Section
3.03 shall extend only to the particular Licensed Mark with respect to which a failure shall have occurred pursuant to clause (ii) of the first sentence of this Section 3.03.

            (b) Commencing January 1, 2003, Owner shall have the right, without prejudice to any other rights which it may have, to terminate the Term of this Agreement if thereafter Licensee shall fail, during any two (2) consecutive Contract Years (a "Target Period") hereunder, to achieve Net Sales in an amount sufficient to allow Licensee to recoup the aggregate Guaranteed Minimum Royalty payable by Licensee during said Target Period.

      3.04. Either Licensee or Owner shall have the right to terminate the Term effective immediately upon written notice to the other:

            (a) If the notified party commences or becomes the subject of any case or proceeding under any applicable federal, state or foreign bankruptcy laws or if a court appoints a receiver. liquidator, assignee, trustee, custodian, sequestrator or other similar official for the notified party and any such involuntary proceeding or appointment is not discharged within sixty (60) days; or

            (b) if the notified party defaults on any material obligation which is secured by a security interest in any Licensed Articles and the secured party accelerates the notified party's obligations to such secured party.

4. DESIGN SERVICES/TECHNICAL ASSISTANCE.

      4.01. During each Contract Year, with respect to each Licensed Mark, Licensee shall manufacture, distribute, and sell in each of the usual and customary women's footwear markets (which, at the effective date of this Agreement, are held in February, June, August and December) collections of Licensed Articles in accordance with the designs and specifications delivered or approved by Owner from time to time. The first collection (the "launch") shall be the Spring 2000 collection.

      4.02. (a) Licensee, at its expense, shall employ an appropriate staff of designers and merchandisers/product development employees, reasonably acceptable to Owner, to assure that Licensed Articles are consistent in design and quality with the highest quality Articles in the applicable market segment and with Owner's and Licensor's standing and reputation in the women's apparel and footwear industry and with the public. For purposes of retaining the distinct positions of the Company's Marks in the women's footwear market, Owner, Licensor and Licensee agree to establish schedules and procedures ("Licensee's Product Development Calendar") to facilitate an appropriate working relationship with respect to Licensed Articles, including direct interface among Owner and Licensee's design and merchandising staff(s) throughout the product development process with input from Licensor, as Owner deems reasonably necessary.

            (b) At the beginning of the design phase for each seasonal collection, Licensee shall provide Owner with its merchandising plan for said collection, including a review of the prior season performance, Licensee's assessment of market needs and competitive positioning, including Licensee's identification of prior season Licensor styles (other than carryovers (as defined below)) appropriate for translation to Licensee's market in the upcoming season. Licensee also shall provide Owner with access to its design library/archives, if any, to assist Owner in connection with development of ideas for Licensed Articles. Owner, with input from Licensor as Owner deems reasonably necessary, shall furnish such general assistance, including concept boards (showing trend, silhouettes, color and fabrication) and specifics with respect to those prior season Licensor styles to be translated as Owner, Licensor and Licensee deem reasonably necessary hereunder. Licensee shall consult with Owner concerning materials and fabrications to be used in the manufacture of the Licensed Articles.

            (c) For each collection of Licensed Articles, Licensee shall prepare and deliver to Licensor and Owner for Owner's approval at such times as the parties shall mutually agree designs for the styles of Licensed Articles proposed to be included in such collection, it being understood and agreed that Licensor's approval rights shall be limited in the manner set forth in paragraph 4.05(a)(ii) below. The various collections of Licensed Articles shall aggregate such number of styles of Articles (which may include styles from prior collections ("carryovers") as well as new styles) as Owner and Licensee shall mutually agree, it being understood and agreed by Licensee that so long as a particular style remains generally available as a Licensed Article (including through EDI or "Quick Response" or other replenishment mechanism) that style shall not be sold as Discontinued Goods (except for seconds/irregulars or discontinued colors or fabrics). For purposes of this paragraph, the term "design" means a designer's sketch showing the suggested style of a Licensed Article and coloration and/or materials and fabrications. Designs submitted by Licensee must be approved by Owner in accordance with paragraph 4.05 herein.

            (d) Licensee shall identify to Owner (in writing) its requirements for tags, labels and packaging ("Packaging Materials") to be used in connection with Licensed Articles and, at its option, Owner may provide designs and specifications for said Packaging Materials. Whether designs and specifications are provided by Owner or developed by Licensee, Licensee shall produce the Packaging Materials in accordance with designs and specifications approved by Owner, a copy of which will be furnished to Licensor, and such Packaging Materials shall be clearly distinguishable from those used by Licensor.

            (e) Licensee shall identify to Owner (in writing) its requirements, a copy of which will be furnished to Licensor, for specialized hardware and trim bearing the Licensed

Marks or any approved logo ("Trim Materials") to be used in connection with Licensed Articles. Uses of the Licensed Mark or any of Company's Marks as a design element may be proposed by either Owner or Licensee, but all such uses must have Owner's express prior approval, such approval not to be unreasonably withheld. At Owner's option, Owner may provide designs and specifications for said Trim Materials and, whether designs and specifications are provided by Owner or Licensee, Licensee shall produce said Trim Materials in accordance with the designs and specifications approved by Owner, a copy of which will be furnished to Licensor.

            (f) Before Owner (whether directly or through the Agency (as defined below)) incurs any costs in connection with the development of Packaging Materials and/or Trim Materials exclusively for Licensee, Owner and Licensee shall prepare a budget, pre-approved in writing by Licensee's divisional President, Chief Financial Officer or Executive Vice President, for such development and Licensee shall reimburse Owner in accordance with paragraph 7.02(c) below for its actual out-of-pocket costs incurred in accordance with said budget promptly after receipt of Owner's invoice therefor. Without limiting the generality of the foregoing, if Licensee so requests, Owner agrees that in development of Packaging Materials and/or Trim Materials exclusively for Licensee, Owner will work with Licensee's usual resources for such Materials, it being the parties' intent to obtain the highest quality Materials at the most favorable cost.

      4.03. (a) Owner and/or Licensor will not be responsible for making samples. However, Licensee agrees that from time to time it may be appropriate for Owner's representative to visit Licensee's factories or undertake other travel with respect to the subject matter hereof, as agreed in writing by the parties in advance and approved (which approval will not be unreasonably withheld or delayed) by Licensee's divisional President, Maxwell Shoe Company's Executive Vice President or Chief Financial Officer ("Reimbursable Travel"), and Licensee agrees to reimburse Owner, up to a maximum of seven thousand five hundred dollars ($7,500.00) per Contract Year, for Licensee's pro rata portion of Owner's expenses incurred with respect to Reimbursable Travel within thirty
(30) days after receipt of Owner's invoice for such expenses.

            (b) All sample Licensed Articles, whether made by Owner, Licensee or under their authority, will be Owner's property and Licensee will surrender these samples to Owner immediately upon the expiration or termination of the Term or sooner if Owner so requests.

      4.04. (a) Owner acknowledges that Licensee employs quality standards for Articles manufactured by it and Owner agrees that, in connection with the design and development of Articles, it shall take such standards into account; provided, however, that Licensee shall manufacture Licensed Articles in substantial compliance with Owner's design standards and requirements. In any event, the quality of Licensed Articles shall equal or exceed the quality of similar Articles previously manufactured and sold by Licensee under the "Jones New York" brand.

            (b) Licensee expressly acknowledges that all Protectible Materials (as defined below) and Trim Materials designed by Owner without material design input from Licensee which are clearly unique or distinctive ("Unique Styles") and all rights therein or thereto are and shall be the property of Owner, it being understood and agreed that designs and Trim Materials which embody Company's Marks or a Company logo shall be designated Unique Styles whether designed by Owner, Licensee or both. All Unique Styles shall be used by Licensee solely in connection with the manufacture, distribution and sale of Licensed Articles in the Territory and pursuant to this Agreement. Owner may use and permit others, including Licensor, to use the Unique Styles in any manner it desires, provided that such use does not conflict with any rights granted to



Licensee hereunder and provided further that Owner does not sell or otherwise give any Unique Styles to any other manufacturer of Articles unless the Articles incorporating such Unique Styles are to be sold outside of the Territory.

      4.05. Without limiting the generality of the foregoing. so that Owner shall be satisfied that Licensee continuously will be able to meet and maintain the standards and specifications established by Owner for the Licensed Articles:

            (a) (i) Owner and Licensee shall establish appropriate timetables and procedures under which periodically throughout the development process of Licensed Articles

Licensee shall make available to Owner, the styles, designs, materials, fabrications, Trim Materials, Packaging Materials and contents of each collection of all Licensed Articles for Owner's approval as to design interpretation, workmanship and quality and to assure that all Licensed Articles are reasonable facsimiles of designs approved by Owner. Owner shall, at such times throughout the development process as Owner deems appropriate, furnish Licensor with such portion of the items described in the preceding sentence as Owner deems reasonably necessary to facilitate Licensor's participation in the approval process pursuant to paragraph 4.05(a)(ii).

                  (ii) In advance of Licensee's Market opening of each collection Licensee shall make available to Licensor and Owner for Owner's approval samples of each complete collection of Licensed Articles intended to be offered in that Market together with or including the Packaging Materials and collateral selling materials such as photo line lists intended to be used with them. All styles of Licensed Articles shall be subject to Licensor's and Owner's prior review and, in the event of disagreement among Owner, Licensor and Licensee as to inclusion of a particular style in a particular collection, Owner's decision shall prevail. All styles of Licensed Articles shall be subject to Owner's prior approval.

                  (iii) Licensee expressly acknowledges and agrees that if samples are not made available to Licensor and Owner in sufficient time prior to Market opening for Licensee to make changes requested by Owner in unapproved Articles, Owner and Licensee shall agree upon changes to be made prior to commercial production and Licensee shall submit production samples for Owner's approval or Licensee shall remove said unapproved Articles from its collection of Licensed Articles.

            (b) After Licensor's review and Owner's approval of a collection of Licensed Articles is given, Licensee shall not make any material change in the Licensed Articles or the Packaging Materials for Licensed Articles without Owner's express prior approval, it being the intent of the parties that the Licensed Articles offered for sale and sold in any collection shall be those reviewed by Licensor and approved by Owner for inclusion in said collection. No Licensed Articles shall be manufactured in commercial quantities, sold or distributed by Licensee without Owner's express prior approval.

            (c) Licensee expressly agrees and acknowledges that Owner's decision to give its approval pursuant to this paragraph 4.05 may be based solely on Owner's subjective standards and may be withheld in its sole and absolute discretion; provided, however, that nothing herein contained shall preclude Licensee from presenting its reasonable business needs to support inclusion of particular styles, it being understood and agreed, however, that Owner shall make the final decision in accordance herewith. For other matters for which Owner's approval is required under this Agreement, Owner's decision to give its approval shall be based upon Owner's commercially reasonable judgment. For purposes of this Agreement, only the President of Owner, or a designated alternate, may give approval on behalf of Owner.

            (d) An approval given for Licensed Articles to be included in, or Packaging Materials to be used by Licensee with, one collection shall not be construed as approval to include or use said Licensed Articles or Packaging Materials in or with any other collection except as Owner may expressly agree with respect to carryovers. Owner expressly reserves the right to review Licensee's entire line of Licensed Articles from time to time for the purpose of deleting any previously-approved style which Owner deems, in its sole discretion (which shall not be unreasonably applied), no longer appropriate for distribution as a Licensed Article. Following such deletion, Licensee may, for a reasonable period (which shall not exceed six (6) months) to be mutually agreed, fill its existing orders for deleted styles and/or sell off its existing on-hand inventory of deleted styles.

            (e) With respect to any matter hereunder for which Licensor's review and Owner's approval is required, if Licensee timely submits Licensed Articles and/or Packaging Materials or other materials for which Licensor's review and Owner's approval is required and Owner fails to disapprove any of them within fifteen (15) business days after Licensor's and Owner's receipt thereof (or such longer period as Owner may reasonably request and with which Licensee reasonably agrees), Owner's approval shall be deemed given solely for the use for which approval was sought.

5. CONFIDENTIALITY / DISCLOSURE.

      5.01. Licensee, Licensor and Owner each acknowledges that all information relating to the business and operations of the other(s) which it acquires, learns or has learned during or prior to the Term from the other(s) which is not commonly or currently known in the marketplace (the "Confidential Information") is valuable property of the applicable party. Each of the parties acknowledges the need to preserve the confidentiality of such Confidential Information and agrees that, during the Term and after the expiration or other termination thereof, it shall not use or disclose same, except to the extent expressly provided herein or as may be required by law, regulation or judicial order. Each shall take all necessary steps to ensure that use of Confidential Information by it or by its contractors and suppliers (which use shall be solely as necessary for, and in connection with, the manufacture, distribution, sale, advertising and promotion of Licensed Articles) shall preserve such confidentiality in all material respects. Without limiting or impairing any other indemnification provision contained herein, each party hereby agrees to release, defend, hold harmless and indemnify the others against any and all claims, damages, causes of action, judgments, settlements, fines and other costs of any kind (including reasonable attorneys' fees), which may be suffered by the indemnified party as a result of any breach by the breaching party or any of its contractors of the provisions of this paragraph. The provisions of this paragraph and the parties' obligations hereunder shall survive the expiration or termination of the Term.

      5.02. Licensor and Licensee each agrees that its press releases and other public announcements related to this Agreement shall, subject to applicable law and applicable disclosure obligations thereunder, be subject to Owner's reasonable prior approval. During the Term, and for three (3) years thereafter, neither Licensor, Licensee nor Owner shall, directly or indirectly, make any public statement that materially adversely affects, disparages or creates any material negative inference as to the reputation, prestige, value, image or impression of the Licensed Marks or the Licensed Articles or any other party's respective officers, directors, affiliates, personnel, products or related companies, by words, actions or other communications. The provisions of this paragraph and the parties' obligations hereunder shall survive the expiration or termination of the Term.

6. MANUFACTURE OF LICENSED ARTICLES; QUALITY CONTROL.

      6.01. Licensee agrees that the Licensed Marks have an established prestige and good will and are well recognized by the trade and the public in the Territory, and are of great importance and value to Owner and Licensor. Accordingly, Licensee further agrees that the contents and workmanship of Licensed Articles shall at all times be of the highest quality in the applicable market segment and Licensed Articles shall be distributed, offered for sale and sold with collateral materials, including but not limited to Packaging Materials and Trade Materials (as defined below), appropriate for said highest quality Articles in the applicable market segment and consistent with Owner's and Licensor's standing and reputation in the apparel and footwear industries and with the public as first rate firms.

      6.02. (a) In connection with its manufacture of Licensed Articles, Licensee shall assure that, in addition to abiding by the terms of this Agreement, the following conditions are met:

                  (i) Licensed Articles are produced under satisfactory working conditions and in accordance with all applicable laws and regulations (including those regarding wages and hours); and

                  (ii) Convict or forced or child labor shall not be used.

            (b) In the event Licensee engages a contractor, agent or supplier (hereinafter, "Contractor"), including without limitation an affiliate of Licensee, in connection with the manufacture of the Licensed Articles, of any Protectible Materials (as defined below) and/or of a significant component of the Licensed Articles themselves and/or of any component thereof bearing any of the Licensed Marks, Licensee shall, immediately upon retention of such Contractor, furnish Owner, in writing, with the name and address of the Contractor and a description of the Licensed Articles or components involved. Licensee shall specifically obtain and maintain in its files the Contractor's written agreement (a) to abide by the provisions of this Agreement relating to confidentiality, quality standards and trademark protection (including, without limitation, a prohibition against distribution by the Contractor of any Licensed Articles or Protectible Materials (if any)--including overruns or Articles which are unacceptable because damaged or defective--to any person other than Licensee), (b) to produce Licensed Articles under satisfactory working conditions and in accordance with all applicable laws and regulations (including those regarding wages and hours), (c) to refrain from using convict or forced or child labor and (d) to permit Owner to exercise its rights to obtain current production samples and of inspection set forth in paragraph 6.03 below (together, the "Contract Conditions"). Notwithstanding any contrary provision of paragraph 2.01 above, Owner acknowledges that, due to the particular nature of manufacturing demands associated with Articles, Licensee will utilize independent third parties to (i) serve as agent for Licensee and
(ii) manufacture Licensed Articles or Protectible Materials (if applicable) outside of the Territory and Owner agrees that Licensee may do so, subject to prior notice to Owner and to strict compliance with this paragraph 6.02. Licensee shall take all steps necessary to ensure that any subcontractor of any Contractor is subject to the Contract Conditions applicable to Contractors hereunder to the same extent such Contract Conditions are applicable to Contractors. The engagement of a Contractor by Licensee in compliance with the terms of this paragraph 6.02 shall not be deemed a sublicense hereunder and no such Contractor shall acquire any rights with respect to the Licensed Mark or any of the Company's Marks. Attached hereto as Schedule 6.02 is a list of Contractors or Agents (including for this purpose affiliates of Licensee) engaged by Licensee, including the country of manufacture. Said Schedule is current as of the Effective Date and may be modified or supplemented from time to time.

      6.03. (a) During the Term, Licensee, periodically, but at least once for each collection and at any other time as requested by Owner, shall submit, free of any charge to Owner, randomly selected then current production samples of each Licensed Article and Packaging Materials so that Owner may be assured of the maintenance of the standards and specifications for each. Owner may, at its election, retain any of such samples for its archival purposes. Owner also shall have the right, upon reasonable advance notice to Licensee, to inspect the manufacturing process for each Licensed Article produced under this Agreement, at whatever place or places they may be manufactured.

            (b) Notwithstanding any contrary provision herein, if, at any time, any production sample is disapproved by Owner on the grounds that such sample does not materially conform to the approved pre-production sample, Owner shall so advise Licensee and, upon Licensee's receipt of such advice by any means, approval with respect to that Licensed Article shall be deemed revoked. If advice is given orally, it shall be promptly confirmed in writing. Thereafter, except for Licensed Articles previously produced and delivered to Licensee (which may be sold as Discontinued Goods or otherwise as Owner and Licensee shall mutually agree), Licensee shall not manufacture or release that Licensed Article for public distribution until a new approval has been given for that


Licensed Article.

            (c) Prior to the initial production of any stationery, invoices and other similar business papers (collectively, "business documents") bearing the Licensed Marks or Company's Tradename and, thereafter, once during each Contract Year and at any other time upon Owner's reasonable request, Licensee shall furnish Owner with a reasonable number of samples of such business documents for Licensor's review and approval by Owner and its legal counsel. Licensee shall not modify approved business documents except upon approval by Owner and its legal counsel of any such modification.

      6.04. (a) Each Licensed Article shall be manufactured, packaged, labeled, sold and distributed in accordance with all applicable national, state, provincial, local or other laws and regulations. Owner's approval of any sample shall not be construed to mean that Owner has determined that the sample conforms to the laws or regulations of any jurisdiction referred to above.

            (b) Licensee shall display, including, without limitation, on all Packaging Materials for each Licensed Article and all business documents, advertising, promotional, publicity and exploitation material relating to it, each Licensed Mark only in such form and manner as is consistent with standards promulgated by Owner from time to time and specifically approved by Owner. Licensee also shall cause to appear on all such items, such legends, markings and notices as either may be required by any law or regulation in the Territory or as Owner reasonably may request. Licensee will acquire no proprietary rights in the Licensed Marks by virtue of such use.

Without limiting the generality of the foregoing, Licensee shall not use any tradename or other identifying marking owned by or associated with any department store or other retail establishment, wholesale outlet or other person, firm or corporation on Licensed Articles or containers therefor bearing the Licensed Marks.

7. ADVERTISING; SHOWROOM; MARKETING.

      7.01. (a) Prior to the launch of the initial collection of Licensed Articles, which shall be made for the Spring 2000 season, Licensee shall provide for Owner's approval, an introductory marketing plan stating anticipated sales volume, accounts, product positioning (viz. competition), advertising and promotional support and such other relevant information as Owner may reasonably request. Further, in addition to the advertising described below, Owner and Licensee shall endeavor to agree upon the manner and media to be utilized in advertising and promoting and staging the launch (including the portion of the Minimum Advertising Obligation (as defined below) to be expended by Licensee in connection therewith), provided, however, that Owner's decision shall be final. Notwithstanding the generality of the forgoing, Owner and Licensee agree that the initial collection of Licensed Articles shall be supported by a so-called "soft opening" and co-op advertising and that they will seek mutually beneficial ways to formally launch Licensee's Licensed Articles bearing the Licensed Mark "ANNE KLEIN II" at the time Owner launches its apparel collection bearing the Licensed Mark "ANNE KLEIN II" for Fall 2000, it being understood and agreed that Licensee's Image Fund Payment (as defined below) may be used in connection therewith.



            (b) (i) Licensee acknowledges that, in recognition of the importance of advertising in developing and projecting the image of the Licensed Marks and in enhancing the sales of Licensed Articles, Owner will conduct a program for all products bearing the Company's Marks (the "Image Program"). Owner will develop and control the creative components of all advertising and related promotional material (including all publicity, whether through media placement or "events") to be used in the Image Program. Owner will determine the media to be used for advertisements and the advertising agency(ies) to be used and all national (including for purposes of this paragraph Owner-placed regional and local) advertisements will be placed by Owner. The Image Program shall include all of the activities undertaken by Owner to develop and promote the Company's Marks.

                  (ii) In connection with the Image Program, Licensee shall pay to Owner in each Contract Year an amount equal to [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of Net Sales hereunder for said Contract Year (the "Image Fund Payment"); provided, however, that, the Image Fund Payment for any Contract Year shall be not less than the following amounts (the "Minimum IFP"): For the Initial Contract Year and the second Contract Year (i.e., 2001), the Minimum IFP shall be deemed to be the aggregate amount of [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission]; and in each subsequent Contract Year, the Minimum IFP shall be that amount which is [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of the Guaranteed Minimum Royalty (as defined below) payable for said Contract Year.

                  (iii) The Image Fund Payment shall be used by Owner for purposes of national advertising and promoting the Licensed Marks and the Licensed Articles. However, if Owner elects to do brand advertising of a Licensed Mark on television, Owner may apply up to one-half (1/2) of the Image Fund Payment for such purpose. Notwithstanding the generality of the foregoing. if, for a particular season or in a particular Contract Year, Owner elects not to conduct national advertising of the Licensed Marks, in lieu of payment of the Image Fund Payment to Owner, Licensee shall use the Image Fund monies otherwise payable for that season or Contract Year for other advertising and promotion of Licensed Articles, as mutually agreed by Owner and Licensee and which may include costs of creating in-store shops for Licensed Articles.

                  (iv) The Image Fund Payment shall be computed and paid quarterly at the time Licensee renders its statements in accordance with Paragraph 10.01 hereunder. The Image Fund Payment shall be due and payable whether or not a payment of Sales Royalty is due for any particular Accounting Period. The Image Fund Payment shall be in addition to any other monies payable hereunder and shall not be credited against and/or recoupable from Sales Royalties otherwise payable to Owner hereunder. Without otherwise limiting Licensee's obligations hereunder with respect to payment of the Image Fund Payment, it is hereby acknowledged and agreed that there shall be no Image Fund Payment due and payable with respect only to sales of Licensed Articles by Licensee's Outlets.



                  (v) Without limiting the generality of the foregoing, commencing in the first calendar quarter after recoupment/application of the Additional Advance (as defined below), Licensee shall pay an amount equivalent to [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of the Minimum IFP for the particular Contract Year at the beginning of each calendar quarter. Each such amount paid by Licensee shall be treated as an advance against and deductible from Licensee's next-following Image Fund Payment when it comes due in the ordinary course.

      7.02. (a) (i) In addition to its participation in the Image Program, in each Contract Year, Licensee shall fund a budget in an amount not less than [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of its projected Net Sales of Licensed Articles to enable Licensee to conduct other advertising and promotion as it deems appropriate for the successful implementation of its business plan for the sale of Licensed Articles (the "Minimum Advertising Obligation"). Without limiting the generality of the foregoing, co-op advertising by Licensee will satisfy the Minimum Advertising Obligation for the Licensed Articles for each Contract Year. Without otherwise limiting Licensee's obligations hereunder with respect to the Minimum Advertising Obligation, it is hereby acknowledged and agreed that there shall be no obligation to fund the Minimum Advertising Obligation with respect only to sales of Licensed Articles by Licensee's Outlets.

                  (ii) In addition to co-op advertising, if Licensee elects to develop other advertising and marketing plans and programs for Licensed Articles (including but not limited to such items as trade and consumer co-op advertising) such advertising and all marketing plans and programs, including without limitation the creative components of all advertising material (advertising visuals and copy), media selection and schedules and sales promotions (such as, but not limited to, "gifts with purchase") developed by Licensee shall be subject to the prior express written approval of Owner.

                  (iii) With respect to co-op ads, Licensee shall obtain Owner's prior approval of the creative components of any advertising materials Licensee elects to provide to its customers for use in co-op ads, store catalogs and the like. In addition, Owner and Licensee shall jointly develop guidelines with respect to Licensed Articles which Licensee shall furnish to its customers who wish to participate in Licensee's co-op advertising program, but Licensee shall not be deemed to have breached this Agreement if its customers fail to follow such guidelines.

            (b) The following items shall be considered expenditures which will be included in determining whether Licensee has satisfied the Minimum Advertising Obligation: cooperative advertising; trade advertising; additional related materials, such as printed materials, brochures, post cards and product guides; visual merchandise, such as display materials and point-of-purchase materials; and consumer media/print advertising. For clarification: The cost of printing and producing Packaging Materials and the like shall not be credited against the Minimum Advertising Obligation nor shall any product design expenses incurred by Licensee be credited against the Minimum Advertising Obligation.

            (c) In order to take advantage of certain expertise, experience and success of the advertising agency or agencies which then are responsible for handling advertisements for Owner in the various countries in the Territory (collectively, including an "in-house" agency or marketing/creative services department (if applicable), the "Agency") in projecting the image of the Licensed Mark, Licensee shall utilize the Agency in connection with the creative development of the creative portion of any consumer and trade advertisements of Licensed Articles other than collateral materials such as trade sell-in presentations and other trade materials and brochures ("Trade Materials"), it being understood and agreed that where practicable commercial implementation of such advertisements may, in Licensee's determination, be undertaken by Licensee, subject to Owner's reasonable approval. Except in circumstances where pooling of advertising buys, in Owner's determination, is practicable, the placement of such advertising will be the responsibility of Licensee, need not be committed through the Agency and may be placed through any other advertising agencies chosen by Licensee, but the schedule for such placement shall be subject to the prior approval of Owner. Prior to commencement of a project hereunder, Owner and Licensee shall prepared a budget, which shall be approved on Licensee's behalf in writing by Licensee's divisional President, Chief Financial Officer or Executive Vice President in his reasonable business judgment, and Licensee shall pay for any material and services supplied by the Agency, in accordance with said pre-approved budget which budget shall include a service fee, which shall not exceed [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of the direct costs thereof, for materials and services provided by or through an "in-house" agency or marketing/creative services department. With respect to all financial arrangements between Licensee and any outside Agency, Licensee will deal directly with the Agency, without any involvement or responsibility on the part of Owner. Notwithstanding anything to the contrary herein, payments made to the Agency for advertising materials and advertising fees during a Contract Year shall be credited against the Minimum Advertising Obligation for such Contract Year.

      7.03. Licensee agrees to create a separate division (the "Division") to conduct its business in Licensed Articles pursuant to this Agreement, which Division may share general administration, operations, warehousing and manufacturing facilities and functions with Licensee's other divisions. Licensee shall employ an executive, reasonably acceptable to Owner, to be in charge of and work exclusively for the Division as Marketing and Sales Manager and devote all of his time to the marketing and sale of the Licensed Articles. In addition, Licensee shall maintain an adequate staff, including a sales force and, if applicable, in-store consultants solely for the sale of Licensed Articles and service to Licensee's customers for Licensed Articles.

      7.04. (a) During the Term, Licensee shall maintain a separate area of its New York showroom exclusively for the display of Licensed Articles. Said showroom shall be decorated in a manner approved by Owner to be consistent in design and appearance with Owner's designated showroom concept limited to a [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] budget for showroom. Licensee's showroom shall be staffed and maintained in a manner commensurate with the reputation and prestige of the Licensed Marks as a designation for highest quality products. As used in this paragraph 7.04, references to "showroom" shall be deemed to include exhibit facilities maintained by Licensee or its representatives at trade shows where Licensed Articles are shown and/or sold.

            (b) (i) It is the parties' intent and Licensee agrees that an appropriate element of marketing Licensed Articles shall be the development and installation of in-store shops to house only Licensed Articles ("Shops"). Owner and Licensee shall mutually agree as to those accounts where a Shop will be established (each, a "Key Account"). In those accounts which are not Key Accounts, Licensee will seek a so-called "soft shop" to house the Licensed Articles. As used herein, a "soft shop" means a separate area for Licensed Articles within a larger department for Articles generally, which shall be appropriate in size to carry a representative assortment of Licensed Articles and which shall feature signage and other fixtures or icons bearing the Licensed Marks.

                  (ii) With respect to all material aspects of the design and construction of Shops, including fixtures, furnishings and signage, Licensee shall consult with Owner, it being understood and agreed that signage and any fixtures or icons bearing the Licensed Marks must be approved by Owner in advance of installation. Licensee shall not modify Owner's direction except with Owner's express prior approval which shall not be unreasonably withheld or delayed. Licensee shall, at all times, use diligent efforts to cause each Key Account to maintain its Shops in a clean and attractive condition equal to the standard of competitors' in-store shops, provided, that the failure by a Key Account so to maintain one or more of its Shops shall not constitute a breach of or default under this Agreement by Licensee if, within ten (10) business days after Owner's written notice to Licensee that a Key Account has failed to maintain one or more of its Shops, Licensee has taken those steps reasonably necessary to place pressure on such Key Account to cure said failure.

                  (iii) Licensee shall be responsible for all expenses incurred in carrying out its obligations under this paragraph 7.04(b). If Owner incurs any costs primarily in connection with the foregoing, Licensee shall reimburse Owner for direct expenses, which had been pre-approved in writing by Licensee, promptly after receipt of Owner's invoice therefor. Licensee may, at its election, credit direct costs incurred in carrying out its obligations under this paragraph 7.04(h) against the Minimum Advertising Obligation for the Contract Year in which such costs are incurred.

                  (iv) Licensee acknowledges that Owner may, in its discretion, elect to consult with Licensor concerning matters described in this paragraph 7.04(b); provided, however, that Owner's decision shall prevail.

      7.05. (a) Licensee acknowledges the importance to the development of the image and reputation of the Licensed Marks of displaying the full range of products bearing the Licensed Marks. Accordingly, in each season Licensee shall provide representative samples, limited to five (5) units per apparel season, of Licensed Articles to Owner, without charge, for display in the New York showroom maintained by Owner for its apparel bearing the Licensed Marks. Such samples shall be made available to Owner upon Owner's reasonable request, so that the Licensed Articles may be merchandised and shown with the applicable clothing line and with other products bearing the Licensed Marks. Licensee shall also provide to Owner, at Licensee's landed, duty-paid ("LDP") cost, additional samples as may be required for advertising and publicity needs.

            (b) Upon Owner's request, Licensee shall provide Owner with a reasonable number of Licensed Articles as requested by Owner, for use in connection with its fashion shows, which Licensed Articles shall be from the current collection in process. Licensee acknowledges that some of such shows may take place prior to the commencement of production of such Licensed Articles and that Licensee shall be required to provide pre-production samples.

            (c) With respect to the samples to be provided hereunder, Licensee has informed Owner that pre-production samples are available only in sample size
6. Accordingly, to the extent that pre-production samples are required in sizes other than size 6 and must be specially manufactured for Owner. Owner shall reimburse Licensee for its direct costs, to a maximum of $100 per pair, for said pre-production samples, it being understood and agreed that samples requested by Owner hereunder and taken from Licensee's production stock shall he provided at Licensee's LDP cost.

8. GUARANTEED MINIMUM ROYALTY/ADDITIONAL ADVANCE.

      8.01. In consideration of the license granted hereunder, Licensee shall pay Owner a Guaranteed Minimum Royalty for the Initial and Second Contract Years (i.e., from the Effective Date through 12/31/01) in the aggregate amount of [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission], payable by Licensee as follows:
[confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] upon complete execution of the Letter of Intent (as defined below) and the balance upon complete execution of this Agreement. With respect to each Contract Year thereafter (i.e., commencing in the Third Contract Year (2002)), Licensee shall pay Owner a Guaranteed Minimum Royalty in an amount equal to [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of the Sales Royalty (as hereinafter defined) earned hereunder for the preceding Contract Year, but not less than [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] (the "Base Amount").

      8.02. (a) The Guaranteed Minimum Royalty payable for each Contract Year, commencing in the Third Contract Year (i.e., starting January 1, 2002), shall, after taking into account all then-available credits for the Additional Advance paid by Licensee in accordance with paragraph 8.04, be paid to Owner in equal quarterly installments on the first business day of each quarter during each such Contract Year.

      (b) If [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] of the applicable Sales Royalty exceeds the Base Amount, the increase in the amount of the Guaranteed Minimum Royalty to be paid over the Base Amount will be determined at the time Licensee renders its accounting for the just-concluded Contract Year and appropriate adjustments to the amount of the quarterly installments will be made.

            (c) Payments may be made by check to Owner at 77 Metro Way, Secaucus New Jersey 07094, to the attention of the Chief Financial Officer, or by wire transfer in accordance with the instructions set forth on Schedule 8.02 as said Schedule may be amended in writing by Owner from time to time.

      8.03 The Guaranteed Minimum Royalty paid for each Contract Year is nonrefundable but shall be credited against and recouped from the Sales Royalty otherwise payable for that Contract Year, as provided in Section 9 below.

      8.04. Upon complete execution of this Agreement, Licensee will pay to Owner for its account an additional payment [of confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] (the "Additional Advance"), which sum shall be applied against Sales Royalties and Image Fund Payments otherwise payable to Owner under this Agreement in such amounts and at such times as Owner and Licensee shall mutually agree. At the expiration or other termination (for reason other than material breach by Licensee) of this Agreement, a portion of the Additional Advance (pro-rated against the Guaranteed Minimum Royalty otherwise payable for the year in which termination occurs) which has not been applied against Sales Royalties and Image Fund Payments otherwise payable (or as Owner and Licensee may otherwise agree) shall be promptly returned to Licensee.

      8.05. The provisions of Section 8.01 through and including Section 8.04 shall each be subject to the provisions of Section 2.02(c)(iv).

9. SALES ROYALTY.



      9.01. In consideration of the license granted hereunder, in each Contract Year, Owner shall earn a Sales Royalty (the "Sales Royalty Earned") equal to the following percentages of Net Sales hereunder:


            (a) For Net Sales to and including [Confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] [Confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission]

            (b) For Net Sales in excess of [Confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] [Confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission]

            (c) Notwithstanding any contrary provision hereof, with respect only to Net Sales (as defined in paragraph 1.03(c) above) by Licensee's Outlets, the royalty rate shall be [confidential portion of material has been so omitted and filed separately with the Securities and Exchange Commission] in lieu of any other royalty rate hereunder, it being understood and Licensee acknowledges that, at Licensee's request, Owner has agreed to this reduced royalty to an effective Sales Royalty Earned on Net Sales by Licensee's Outlets approximately equivalent to the Sales Royalty Earned on Net Sales of Discontinued Goods to third parties.

      9.02. The Sales Royalty hereunder shall be accounted for and paid quarterly within thirty (30) days after the last business day of each Accounting Period during the Term. The Sales

Royalty payable (the "Sales Royalty Payable") for each Accounting Period shall be calculated in accordance with paragraph 10.01 below.

      9.03. No payment of Sales Royalty for any Accounting Period shall reduce the Guaranteed Minimum Royalty due to Owner for said Contract Year; provided, however, that if the sum of the Guaranteed Minimum Royalty and any Sales Royalty actually paid to Owner for a particular Contract Year (the "Total Paid Royalty") exceeds the greater of the aggregate Guaranteed Minimum Royalty paid to Owner for said Contract Year and the aggregate Sales Royalty Earned for said Contract Year, then the amount by which the Total Paid Royalty exceeds the greater of the aggregate Guaranteed Minimum Royalty or the aggregate Sales Royalty Earned for said Contract year shall be deemed "Excess Royalty" and Licensee may recoup the amount of the Excess Royalty from the Sales Royalty Payable for any Reporting Period (as defined in Section 10.01) in the next or subsequent Contract Years, notwithstanding any contrary provision of this Agreement. For purposes of this paragraph 9.03, the Initial Contract Year and the second Contract Year shall be treated as a single Contract Year. Except as expressly provided in the immediately preceding sentence, no payment of Sales Royalty for any Contract Year shall reduce the Guaranteed Minimum Royalty or the Sales Royalty due to Owner for any other Contract Year.

      9.04. The parties hereto agree that Licensor shall have no right to receive from Licensee any payment of Sales Royalty, except pursuant to a final order of a court of competent jurisdiction; provided, however, in no event (whether pursuant to such court order or otherwise) shall Licensee he obligated to pay in excess of the Sales Royalty Payable for any Accounting Period.

10. ACCOUNTING STATEMENTS AND OPERATING REPORTS.

      10.01. Licensee shall deliver to Owner at the time each Sales Royalty payment is due, a statement in the form set forth in Schedule 10.01 attached hereto and made a part hereof, signed and certified as accurate by the Chief Financial Officer, Controller or Executive Vice President of Licensee. With respect to each Licensed Mark, the statement shall provide the following information concerning the calculation of the amount payable for the period covered by the statement (the "Reporting Period"):

            (a) the gross sales of all Licensed Articles shipped during the Reporting Period;

            (b) the amount of any approved deductions from gross sales including for allowable returns actually received during the Reporting Period, trade discounts actually taken or allowable markdowns and/or chargebacks actually taken during the Reporting Period;

            (c) the Net Sales for the Reporting Period;

            (d) the Sales Royalty Earned on said Net Sales for the Reporting Period; and

            (e) the Sales Royalty Payable for the Reporting Period, which shall be defined to equal the amount, if any, by which the amount calculated pursuant to sub-paragraph (d) of this Section 10.01 exceeds the sum of (x) the Guaranteed Minimum Royalty paid at the commencement of the Reporting Period, (y) any unused portion of the Additional Advance to be applied to the Reporting Period and (z) any unused portion of any Excess Royalty to be applied to the Reporting Period.

            The amount payable for the Reporting Period shall be the sum of the Sales Royalty Payable and the amount of the Image Fund Payment due hereunder for the Reporting Period. The Image Fund Payment shall be in addition to any other monies payable hereunder and shall not be credited against and/or recoupable from Sales Royalties otherwise payable to Owner hereunder but the Image Fund Payment shall be credited against and recoupable from amounts paid pursuant to



Section 8.04. In a supplemental statement for the Reporting Period, Licensee shall show the amount of Net Sales through Normal Retail Channels, the amount of Net Sales of Discontinued Goods, and, by country, the Net Sales made pursuant to a distribution right granted under Section 18 below. The supplemental statement shall also show the calculation of the Sales Royalty on "make-ups". Such statement shall be furnished to Owner irrespective of the quantity of Licensed Articles that have been sold during the Reporting Period. Accounting statements and payments shall be sent to Owner at 77 Metro Way, Secaucus, New Jersey 07094, to the attention of the Chief

Financial Officer, with a copy to the President of Owner's Licensing Division at the address set forth in paragraph 17.01 below. Alternatively, payments may be made by wire transfer in accordance with the instructions set forth on Schedule
8.02 as said Schedule may be amended in writing by Owner from time to time. Owner shall promptly provide a copy of each such statement to Licensor.

      10.02. During each Contract Year, Licensee shall provide Owner with additional information concerning its business hereunder. Owner intends that this information shall be the basis for its periodic business-review meetings with Licensee.

            (a) Within forty-five (45) days after the last business day of the second and fourth Accounting Periods of each Contract Year during the Term, Licensee shall deliver to Owner an Operating Report setting forth the following:
(i) the total amount spent or committed by Licensee, in addition to the Image Fund Payments, for the advertising and promotion of Licensed Articles during the particular Contract Year through the end of the most recently completed two (2) Accounting Periods indicating the amounts paid for cooperative advertisements separately from other advertising and promotion; (ii) stated separately, by account, those amounts paid for promotions and/or cooperative advertisements;
(iii) separately for each Licensed Mark, by account (if available), including accounts in any Foreign Territory where sale of Licensed Articles is permitted in accordance with Section 18 below, Net Sales (in dollars and units), and (iv) separately for each Licensed Mark, Net Sales by style (in dollars, units and average price and accompanied by a photo or line drawing), for the top 20 styles. The Operating Report shall be in the form set forth in Schedule 10.02 attached hereto and made a part hereof, signed and certified as accurate by a duly authorized officer of Licensee. Upon Owner's reasonable request, Licensee shall deliver to Owner, or make available to Owner at Licensee's executive offices, together with the Operating Report, copies (such as tear sheets) of all advertisements relating to the Licensed Marks and Licensed Articles placed by Licensee or on its behalf during the Accounting Periods covered by the report.

            (b) Not later than October 15th of each Contract Year. Licensee shall furnish Owner its quarterly sales projections for the Licensed Articles for the next Contract Year. Not later than June 15th of each Contract Year, Licensee shall furnish Owner with any revision of its sales projections by quarter, for the current Contract Year. Sales projections shall be accompanied by the assumptions on which such projection is based.

            (c) Operating Reports and projections shall be sent to Owner to the attention of the President of Owner's Licensing Division, with a copy to Owner's Chief Financial Officer. Owner shall promptly provide a copy of Licensee's projections to Licensor.

      10.03. Licensee shall each year provide Owner and Licensor with a copy of its Annual Report as soon as it is available to Licensee's shareholders.

      10.04. (a) Receipt by Owner of any of the statements furnished, or of any sums paid, pursuant to this Agreement shall not preclude Owner from questioning their correctness at any time.

            (b) Licensee shall maintain appropriate books of account in which accurate entries shall be made concerning all transactions within the scope of this Agreement. Licensee acknowledges that it is Owner's policy to conduct audits of its licensees periodically, whether or not Owner has any concern that an audit is necessary. Therefore, during the Term, and for a period of twelve
(12) calendar months thereafter, Owner shall have the right, through any of its employees or other authorized representative of its choice, upon reasonable advance notice to Licensee, to examine and copy all or part of these books of account and all other records, documents and material in the possession or under the control of Licensee with respect to the subject matter of this Agreement. Without limiting the generality of the foregoing, Licensee shall maintain supporting customer invoices and such other documents as may be reasonably required to substantiate royalty statements rendered hereunder and to enable Owner to confirm that all Licensed Articles are accounted for, including without limitation for each style of Licensed Article, the quantity of each such style manufactured and sales information indicating by customer and the style number, quantity and invoice price of all Licensed Articles shipped.

            (c) If Owner and Licensee agree that Licensee's aggregate of payments for any period covered by an audit of Licensee's books and records (the "Audit Period") was less than the amount which should have been paid by a sum equal to or greater than two percent (2%) of the aggregate royalty reported to Owner during the Audit Period or $10,000 per 12-month period encompassed by the Audit Period (whichever is less), Licensee shall reimburse Owner for the cost of such audit. All payments required to be made to eliminate any discrepancy revealed by said audit must be paid within thirty (30) days after Owner's demand therefor, plus interest at the prime rate prevailing from time to time in New York, New York at The Chase Manhattan Bank, plus two percent (2%), on such unpaid royalties from the date(s) said royalties were originally due and payable. Owner shall promptly provide a copy of each such audit report to Licensee and to Licensor.

            (d) All books of account and records shall be kept available by Licensee for at least four (4) full calendar years after the end of each calendar year of the Term.

11. INTELLECTUAL PROPERTY.


      11.01. (a) (i) Licensee shall not question or otherwise challenge, either directly or indirectly, during the Term or after the termination or expiration of the Term, Owner's ownership of the entire right, title and interest (including any and all accompanying goodwill) in and to the Licensed Marks or Company's Tradename, the validity of the License Agreement, the validity of this Agreement or the validity of any registration or application for registration by Owner of the Licensed Marks. Licensee acknowledges and agrees that, to the extent that any goodwill and other rights attach to or arise in connection with the use of the Licensed Marks by Licensee, Licensee hereby assigns any and all such goodwill and rights, at such time as they may be deemed to accrue, to Owner.

                  (ii) Licensee agrees that it will not make application in its own name for registration of the Licensed Marks but Licensee shall promptly supply Owner with all material it may request for such purposes and give Owner its full cooperation in connection therewith. Licensee shall at any time, whether during or after the Term, execute any documents reasonably requested by Owner to confirm Owner's ownership of the Licensed Marks or to record Licensee as a licensee or registered user of the Licensed Marks; provided, however, that in the event of any ambiguity or conflict between any provision of any such document and any provision of this

Agreement, this Agreement shall prevail. Without limiting the generality of the foregoing, Licensee shall provide Owner with a duplicate original of each of the first three (3) invoices for shipments for bona fide commercial sale of the Licensed Articles in interstate commerce in the United States.

            (b) (i) Licensee shall use Licensed Marks strictly in compliance with all applicable legal requirements. Licensee shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights in and to the Licensed Marks or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Marks or detract from their reputation. Licensee shall not, and shall use its best efforts to cause its customers not to, sell, advertise, promote or exploit Licensed Articles in a manner that may reduce the value of Company's Tradename and Company's Marks, including the Licensed Marks or detract from their reputations.

                  (ii) With reference to the Licensed Mark A LINE ANNE KLEIN and the A ANNE KLEIN logo, Licensee may use either Licensed Mark or logo on and in connection with Licensed Articles, but Licensee may not use the abbreviation A LINE alone. With either Licensed Mark, Licensee may use the designation "TM" to indicate that these are trademarks, however, except as Owner may expressly approve in writing, Licensee may not use the trademark registration symbol (R).

            (c) In the event Owner and Licensee decide to use one or more newly-created names to designate particular styles or attributes unique to Licensed Articles or some of them (hereinafter referred to as "Created Marks"). Owner shall be the owner of all rights in said Created Marks; trademark registrations therefor (if any) shall be in Owner's name; and references in this Agreement to Licensed Marks, including in this Section 11, shall be deemed to include all or any Created Marks, except as expressly stated herein.



                  (i) The decision to adopt a Created Mark and the form of each such Created Mark shall be determined by mutual agreement of Owner and Licensee, but if the parties are unable to agree, Owner's decision shall prevail.

                  (ii) During the Term, before a trademark previously registered to Licensee but not otherwise identified with a Licensee product which is not a Licensed Article is adopted and used as a Created Mark on or with Licensed Articles, Owner and Licensee shall enter into an appropriate agreement confirming that Owner may continue to use and grant others (including a successor licensee) the right to use said proposed Created Mark as a trademark on (or designation for) Licensed Articles following the termination or other expiration of the Term. Such agreement shall contain such terms and conditions as are usual and customary in other similar agreements and appropriate to the circumstances as they then appear.

      11.02. It is understood and agreed that nothing in this Agreement will be deemed in any way to constitute an assignment by Owner of Company's Tradename or the Licensed Marks or of any rights therein, or to give Licensee any right, title or interest in or to Company's Tradename or the Licensed Marks (except the right to make use thereof as herein provided). It is further understood and agreed, that, except as expressly stated herein, nothing in this Agreement shall be deemed to derogate from Licensor's rights to use the Company's Tradename "ANNE KLEIN" or the Licensed Marks "ANNE KLEIN" and the Lion Head Design pursuant to and in accordance with the License Agreement; provided that neither Owner nor Licensor shall amend the License Agreement in any manner that would impair any of Licensee's rights hereunder without Licensee's prior consent, which consent may be withheld for any reason.

      11.03. Each party to this Agreement, shall promptly notify each other party hereto, in writing, of any actual, suspected or apparent infringement or counterfeit of any of the Licensed Marks or any unfair competition, "passing off' or other violation (collectively "Infringement") of the Licensed Marks that comes to the attention of such party. Licensee will cooperate with Licensor and Owner and, if requested, shall join with Licensor and Owner, in such action as Owner in its discretion may deem advisable, it being understood and agreed that Owner may elect, in its sole discretion, to refrain from taking any action. The proceeds of any settlement of or recovery from any such action after recovery by Owner, Licensor and Licensee of the costs and expenses incurred by each in connection with such action shall be shared by Owner, Licensor (if applicable) and Licensee pro-rata in proportion to the damages suffered by such parties as a result of such violations, it being understood that, in the first instance, Owner shall be responsible for any and all costs and expenses incurred in connection with such action. Any non-monetary rights obtained as a result of any such action shall belong entirely to Owner. Licensee shall have no right to take any action with respect to any Licensed Mark without Owner's prior written approval.



      11.04. Any copyright, industrial design right, or design patent which may be created in any sketch, design, advertising, Packaging Materials or the like (hereinafter, collectively, "Protectible Materials") designed or approved by Owner in connection with Licensed Articles shall be the property of Owner. To the extent that any Protectible Material is or contains any content that is eligible for copyright protection pursuant to the Copyright Act of 1976, such Protectible Material or content thereof shall be considered a "work made for hire" (as such term is defined in the Copyright Act of 1976), and all rights with respect thereto shall be automatically assigned to Owner. Licensee shall not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of Owner in the Protectible Materials, including, without limitation, filing any application in its name to record any claims to copyrights or design patents in Licensed Articles, and upon Owner's request. shall do all things reasonably required by Owner to preserve and protect said rights, including, without limitation, placing an appropriate copyright or industrial design right notice on all Licensed Articles and the Protectible Materials therefor. Licensee shall at any time, whether during or after the Term, execute any documents requested by Owner to confirm Owner's ownership of the Protectible Materials; provided, however, that in the event of any ambiguity or conflict between any provision of any such document and any provision of this Agreement, this Agreement shall prevail.

      11.05. With respect to the trademark applications referred to in paragraph 14.01(c)(ii), Owner agrees to file an Allegation of Use (including an Amendment to Allege Use or a Statement of Use, as applicable) within 15 business days of being provided by Licensee with appropriate specimens showing use of the applicable Licensed Mark in commerce on or in connection with footwear and being provided with the dates of first use and first use in commerce.

Owner agrees to use commercially reasonable efforts to secure the registration on the Principal Register of the applications referred to in paragraph 14.01(c)(ii). Owner shall promptly provide to Licensee notice of and copies of all documents filed with the Patent and Trademark Office and received from the United States Patent and Trademark Office related to the applications referred to in paragraph 14.01(c)(ii). Owner shall promptly provide to Licensee notice of and copies of all documents (if any) sent to or received from third parties opposing the applications referred to in paragraph 14.01(c)(ii).

12. INDEMNIFICATION; INSURANCE.

      12.01. (a) Except for any claim, suit, loss, damage, injuries or expense (including reasonable attorneys' fees) based upon the Proprietary Rights of a third party related to the Licensed Marks, Licensee will indemnify and hold Owner and Licensor as applicable and their respective officers, directors, employers and agents harmless from and against any claim, suit, loss, damage, injuries or expense (including reasonable attorneys' fees) which Owner and/or Licensor may incur or be obligated to pay or for which either may become liable or be compelled to pay in any action, claim or proceeding against it arising out of or in connection with Licensee's performance of this Agreement, including without limitation on account of any alleged defect in any Licensed Article produced by or for Licensee under this Agreement or the manufacture, labeling, sale, distribution or advertisement of any Licensed Article by Licensee in violation of any national, state, provincial, local or other law or regulation. Owner and/or Licensor shall give Licensee prompt notice of any such claim or suit. Licensee shall have the right to undertake and conduct the defense of any suit so brought through counsel of Licensee's choice reasonably acceptable to Owner. Notwithstanding the foregoing, prior to entering into settlement of any such claim or suit which would be reasonably likely to adversely affect the Licensed Marks and/or would be reasonably likely to irreparably damage Owner's goodwill, Licensee shall obtain Owner's written consent to such settlement (which consent shall not be unreasonably withheld or delayed). The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement. This paragraph 12.01(a) shall apply whether the asserted claims are groundless or otherwise.

            (b) Except for any claim, suit, loss, damage, injuries or expense (including reasonable attorneys' fees) based upon the Proprietary Rights of a third party related to the Licensed Marks, Licensor will indemnify and hold Owner and Licensee (as applicable) and their respective officers, directors, employees and agents harmless from and against any claim, suit, loss, damage, injuries or expense (including reasonable attorneys' fees) which Owner and/or Licensee may incur or be obligated to pay or for which either may become liable or be compelled to pay in any action, claim or proceeding against it arising out of or in connection with Licensor's performance of the License Agreement, including without limitation on account of any alleged defect in any licensed Article produced by or for Licensor thereunder or the manufacture, labeling, sale, distribution or advertisement of any licensed Article by Licensor in violation of any national, state, provincial, local or other law or regulation. Owner and/or Licensee shall give Licensor prompt notice of any such claim or suit. Licensor shall have the right to undertake and conduct the defense of any suit so brought through counsel of Licensor's choice reasonably acceptable to Owner. Notwithstanding the foregoing, prior to entering into settlement of any such claim or suit which would be reasonably likely to adversely affect the Company's Marks and/or would be reasonably likely to irreparably damage Owner's goodwill, Licensor shall obtain Owner's written consent to such settlement (which consent shall not be unreasonably withheld or delayed). The provisions of this paragraph and Licensor's obligations hereunder shall survive the expiration or termination of this Agreement. This paragraph 12.01(b) shall apply whether the asserted claims are groundless or otherwise.

      12.02. Owner shall release, defend, hold harmless and indemnify Licensor and/or Licensee (as applicable) and their respective officers, directors, employees and agents from any claims, suits, losses, damages, injuries, expenses, demands, causes of action, judgments, settlements, fines or other costs, including reasonable attorneys' fees) arising out of or related to an assertion of Proprietary Rights by a third party related to Licensee's use of the Licensed Marks as authorized in this Agreement. Licensor and/or Licensee (as applicable) shall give Owner prompt notice of any such claim or suit. Owner shall have the right to undertake and conduct the defense of any suit so brought through counsel of Owner's choice. The provisions of this paragraph and Owner's obligations hereunder shall survive the expiration or termination of this Agreement. This paragraph 12.02 shall apply whether such asserted rights are groundless or otherwise and shall specifically include, without limitation, any costs of defense related to any assertion of Proprietary Rights.

      12.03. Each party to this Agreement shall release, defend, hold harmless and indemnify each other party to this Agreement (as applicable) and the respective officers, directors, employees and agents of such party from any claims, suits, losses, damages, injuries, expenses, demands, causes of action, judgments, settlements, fines or other costs (including reasonable attorneys' fees) arising out of or related to any breach by such party of the representations, warranties, and covenants contained in this Agreement. This
Section 12.03 shall not be construed to require indemnification from a non-breaching party.

      12.04. (a) At all times during which Licensed Articles are being sold, Licensee shall, at its own expense, procure and maintain in full force and effect with a responsible insurance carrier reasonably acceptable to Owner a public liability insurance policy including products liability coverage with respect to Licensed Articles, as well as contractual liability coverage with respect to this Agreement, with a limit of liability of not less than $3,000,000 per occurrence and $10,000,000 in the aggregate. Said insurance policy shall include Licensor and Owner as additional insureds and shall provide for at least sixty (60) days prior written notice to Owner of the cancellation or substantial modification thereof. Such insurance may be obtained by Licensee in conjunction with a policy of liability insurance which covers products other than Licensed Articles, including any such policies currently owned by Licensee. Without limiting the generality of the foregoing, Licensee's policies of casualty insurance shall provide that the insurance carrier may take no action with respect to Licensed Articles or the Licensed Marks if such action would constitute a breach by Licensee of any of the provisions of this Agreement. Licensee shall deliver a certificate of such insurance to each of Owner and Licensor promptly following complete execution of this Agreement and annually thereafter shall furnish to each of Owner and Licensor evidence of the maintenance of said insurance policy. Nothing contained in this paragraph 12.04 shall be deemed to limit, circumscribe or affect in any way the indemnification provisions of paragraph
12.01 above.

            (b) In connection with the License Agreement, Licensor has, at its own expense, procured and maintains in full force and effect with a responsible insurance carrier reasonably acceptable to Owner a public liability insurance policy including products liability coverage with respect to Licensor's licensed Articles, as well as contractual liability coverage with respect to the License Agreement. Said insurance policy shall have a limit of liability of not less than $3,000,000, and shall include Licensee, as it does Owner, as an additional insured and provides for at least sixty (60) days prior written notice to Owner of the cancellation or substantial modification thereof. Such insurance may be obtained by Licensor in conjunction with a policy of liability insurance which covers products other than Licensor's licensed Articles, including any such policies currently owned by Licensor. Licensor shall deliver a certificate of such insurance to each of Owner and Licensee promptly following complete execution of this Agreement and annually thereafter shall furnish to each of Owner and Licensee evidence of the maintenance of said insurance policy. Nothing contained in this paragraph 12.04 shall be deemed to limit, circumscribe or affect in any way the indemnification provisions of paragraph 12.01 above.

13. EFFECT OF EXPIRATION OR TERMINATION.

      13.01. The termination of this Agreement, for any reason, shall be without prejudice to any other right or remedy Licensor. Owner or Licensee may have -- including without limitation, all rights and remedies which such parties have, or which are granted to them by operation of law, to enjoin the unlawful or unauthorized use of the Licensed Marks, to collect monies payable hereunder and to be compensated for damages for breach of this Agreement -- and such rights and remedies are hereby expressly reserved. The parties acknowledge that they have no adequate remedy hereunder or at law for violation of this Agreement by the other parties and Owner, Licensor or Licensee shall be entitled to injunctive relief or other equitable remedies therefor.

      13.02. (a) If either party serves upon the other pursuant to an express provision of this Agreement a notice (the "Termination Notice") that it desires to terminate this Agreement in accordance with the terms hereof or that it desires that the Term shall not be extended, Owner's obligation to submit and/or approve designs pursuant to paragraph 4.02 shall immediately terminate and Licensee shall, within twenty (20) days after month-end after the date of the Termination Notice, deliver to Owner the following: (i) a complete list of Licensee's then-current accounts for Licensed Articles and, for each account, Net Sales for the last-completed Contract Year, (ii) a list of each style, indicating total Net Sales dollars and units for the last-completed Contract Year, as well as Licensee's published list price and suggested retail price, if any; (iii) a list of the "top 20" selling styles for the last-completed Contract Year, and two (2) samples of each. All information shall be stated separately with respect to each of the Licensed Marks.

            (b) Contemporaneously with the delivery of the information requested in paragraph 13.02(a), Licensee shall also deliver a complete and accurate schedule of Licensee's inventory of Licensed Articles and, to the extent available, related work in process and materials then on hand, in the possession of Contractors and in transit including non-cancelable orders identifiable to Licensed Articles and/or bearing the Licensed Marks (hereinafter referred to as "Inventory"). The Inventory schedule shall be prepared as of the close of business on the date of such Termination Notice or as near thereto as reasonably possible. Except as Owner may otherwise agree, all cancelable orders for Licensed Articles and/or related materials shall promptly be canceled. Owner shall promptly provide a copy of such Inventory Schedule to Licensor.

            (c) (i) If the date of termination stated in the Termination Notice is not the expiration date contemplated in paragraph 3.01 above, Licensee's rights to manufacture Licensed Articles hereunder shall terminate as of the date of the Termination Notice and, except as Owner may otherwise expressly agree in writing, all cancelable orders for Licensed Articles and/or related materials used to produce Licensed Articles shall promptly be cancelled and no new production shall be started. However, early termination as a result of the



Termination Notice shall not preclude Licensee from exercising its right, if any, to continue to sell its remaining Inventory pursuant to paragraph 13.05 below, if the reason for the early termination would not otherwise bar such sell-off.

                  (ii) If the date of termination stated in the Termination Notice is the expiration date contemplated in paragraph 3.01 above, Licensee's rights to manufacture Licensed Articles hereunder shall terminate as of the expiration date. To facilitate the orderly disposition of Licensee's Inventory of Licensed Articles, during the final six (6) months of the Term, Licensee's Inventory of Licensed Articles shall not exceed its Inventory on-hand during the immediately-preceding six (6) months and Licensee shall manufacture and take delivery of only such additional quantity of Licensed Articles as are reasonably necessary to enable Licensee to fill orders from its customers on-hand at the commencement of said six-month period or reasonably expected, based upon Licensee's prior experience.

            (d) Neither Owner, Licensor nor Licensee shall make any announcement concerning the expiration or termination of this Agreement except as the parties shall mutually agree, except as otherwise required by law.

      13.03. Notwithstanding the expiration or other termination of the Term, the parties shall not be released from any obligation that accrued prior to the date of expiration or termination and each party shall remain bound by the provisions of this Agreement which by their terms impose upon each party obligations extending beyond the date of expiration or other termination.

      13.04. (a) Except as otherwise specifically provided in this section 13, on the expiration or termination of the Term or this Agreement, all of the rights of Licensee under this Agreement to use the Licensed Marks as provided herein shall immediately terminate and shall revert automatically to Owner; all Sales Royalties on sales theretofore made shall become immediately due and they shall be accounted for and paid not later than thirty days after the date of expiration or termination; and Licensee shall discontinue forthwith all use of the Licensed Marks, shall no longer have the right to use the Licensed Marks or any variation or simulation thereof and shall, promptly upon Owner's written request, free of charge, execute any and all documents Owner may deem necessary or desirable to the effect that Licensee no longer has the right to manufacture, advertise, promote and sell Licensed Articles hereunder or to use the Licensed Marks (and if Licensee fails to do so promptly, Owner shall have the right to sign such documents as it deems reasonably necessary on Licensee's behalf). In addition, Licensee shall thereupon destroy, or, if requested by Owner, shall deliver to Owner all samples in its possession and, to the extent not required to sell Licensed Articles in accordance with this
Section 13, all labels, tags, packages, advertisements, advertising materials of all kinds and other material in its possession with the Licensed Marks thereon. In addition, an updated Inventory schedule, including the direct cost of each item as shown on Licensee's books, shall be prepared as of the close of business on the date of such expiration or termination and delivered to Owner within twenty (20) days after the end of the month of the date of such expiration or termination. Owner shall promptly provide a copy of such updated Inventory schedule to Licensor.

            (b) Licensor and/or Owner shall have the option, exercisable by notice in writing delivered to Licensee within thirty (30) days after its receipt of the complete updated Inventory schedule in written form, to purchase all, but only all, of the Inventory not otherwise subject to an open sales order for an amount equal to the cost of the Inventory being purchased if from the current season or its fair market value if from a prior season. In the event such purchase option is exercised, Licensee shall deliver to the purchaser or its designee all of the Inventory referred to therein within fifteen (15) days after the purchaser's said notice of exercise of its option. The purchaser shall pay Licensee for such Inventory at the time of receipt thereof. Licensee's rights with respect to disposal of the Inventory shall not be altered in the event neither Licensor nor Owner exercises its purchase option hereunder.

      13.05. (a) In the event neither Licensor nor Owner exercises its purchase option pursuant to paragraph 13.04(b) and if the Term expires or is terminated by Owner other than for any breach arising from material misuse of the Licensed Marks or any failure to make any payment when due hereunder (whether or not subsequently paid) or pursuant to paragraph 3.04(a) and 3.04(b) above, Licensee (but no other person, including for this purpose any person having a security interest in the Inventory) shall be entitled, for an additional period of six (6) months only (the "sell-off period") on a non-exclusive basis to sell and dispose of its remaining Inventory of Licensed Articles on hand at the expiration or other termination of the Term from, but only from, the final seasonal collection sold hereunder. All sales pursuant to this paragraph shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of Sales Royalty thereon. Such accounting and payment shall be due in accordance with sections 9 and 10 above, except that accounting and payment shall be made monthly within thirty (30) days after the last business day of each calendar month in the sell-off period, and a final accounting and payment shall be due within thirty (30) days after the close of the said six (6) month period.

            (b) If, during the sell-off period, Licensee wishes to sell any of its Inventory other than in Normal Retail Channels and Schedule 2.03 stores (including the Outlets), or if Licensee wishes to sell all or substantially all of the Inventory to a single purchaser or group of related purchasers, Licensor and/or Owner shall, in such event, have a right of first refusal with respect to any such sale at a price equal to the price to be paid to Licensee by the proposed purchaser, which right shall be exercisable only by notice in writing delivered to Licensee within seven (7) business days after Licensor and/or Owner receives written notice from Licensee setting forth the cost of the Inventory covered by the proposed sale and all of the pertinent details thereof, including, without limitation, the name of the proposed purchaser and the proposed purchase price. If Licensor and/or Owner does not exercise its rights to purchase hereunder, Licensee may proceed with the proposed sale with the purchaser and at the price offered to Licensor and/or Owner. All sales other than in Normal Retail Channels shall be deemed sales of Discontinued Goods for all purposes hereunder.

      13.06. (a) No receiver, liquidator, assignee, trustee or custodian appointed to administer the affairs of Licensee, sheriff or any other officer of the court or official charged with taking custody of Licensee's assets or business shall have the right to continue the performance of this agreement on behalf of Licensee or to exploit or use Company's Tradename and/or the Licensed Marks in any way.

            (b) Notwithstanding the provisions of paragraph 13.06(a) above, if the Bankruptcy Code or any amendment, supplement or successor thereto (the "Code") permits a trustee in bankruptcy of Licensee (or Licensee, as Debtor-in-Possession) to assume this Agreement and either does so and, thereafter, desires to assign this Agreement to a third person in compliance with the requirements of the Code, the trustee or Licensee as the case may be, shall notify Owner of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute the grant to Licensor and/or Owner of an option to have this Agreement assigned to it or to Owner's designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. Said option may be exercised only by written notice given to the trustee or Licensee, as the case may be, by Licensor and/or Owner within fifteen (15) days after it either receives the aforesaid notice from such party, or within such shorter period as may be deemed appropriate by the court in the bankruptcy proceeding. If Licensor and/or Owner fails to exercise its said option within the aforestated exercise period, the trustee or Licensee, as the case may be, may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which Licensor and/or Owner may have as a creditor in any such bankruptcy proceeding.

14. REPRESENTATIONS AND WARRANTIES,

      14.01. (a) Owner represents and warrants that (i) it is a corporation incorporated in Delaware and in good standing under the laws of said State and
(ii) its wholly-owned affiliate, Lion Licensing, Ltd., a Delaware corporation in good standing under the laws of said State, ("Trademark Owner") is the sole and exclusive owner of the entire right, title and interest in and to the Company's Marks, including the Licensed Marks, and Company's Tradename.

            (b) Pursuant to an agreement, dated as of July 9, 1999. Trademark Owner has granted to Owner an exclusive license throughout the world to use and to sublicense the use of Company's Marks, including the Licensed Marks, and Company's Tradename (the "Master

License"). Accordingly, Owner represents and warrants that it has full right,


power and authority to enter into this Agreement and to license the Licensed Marks and Company's Tradename hereunder.

            (c) In addition, Owner further represents and warrants that:

                  (i) other than those rights reserved by Owner pursuant to paragraph 2.01 and the License Agreement, it has granted no other existing license to use the Licensed Marks on Articles for manufacture, advertising, promotion, distribution or sale in the Territory;

                  (ii) the Licensed Mark "Anne Klein II" has been duly registered under the laws of the United States on the Principal Register with respect to footwear, such registration remains valid and in effect and Trademark Owner is the registrant. To the best of Owner's knowledge, the Licensed Marks "A LINE ANNE KLEIN" and the "A ANNE KLEIN" logo form which is attached hereto as
Schedule 1.01 are registrable under the laws of the United States with respect to footwear, and Owner has filed an application to register the Licensed Marks "A LINE ANNE KLEIN" and the "A ANNE KLEIN" logo form on the Principal Register on an intent to use basis with respect to women's footwear;

                  (iii) it has no knowledge or information of any infringement or other violation of its Proprietary Rights in the Licensed Marks;

                  (iv) Licensee's use of the Licensed Marks pursuant to and in accordance with this Agreement will not violate or in any way infringe upon the rights of any third party;

                  (v) the parties signing on Owner's and on Trademark Owner's behalf are each duly authorized to do so;

                  (vi) this Agreement is fully enforceable against Owner and Trademark Owner in accordance with its terms; and

                  (vii) this Agreement will not contravene any other agreement to which Owner or Trademark Owner are parties.

            (d) Without limiting any provision of this Agreement, Licensee hereby acknowledges and agrees that, where applicable in the context, references in this Agreement to "Owner" shall be deemed to include and/or refer to Trademark Owner. In addition, in the event the Master License is terminated for any reason during the Term, this Agreement nevertheless shall remain in full force and effect and without modification, except that Trademark Owner shall be substituted automatically for Owner for all purposes hereunder, and thereupon, any reference in this Agreement to "Owner" shall be and mean Trademark Owner; provided, however, that Trademark Owner and Owner remain under common ownership, that Trademark Owner remains the owner of Company's Marks and Owner remains liable for its obligations hereunder.

      14.02. Licensor represents and warrants: that it is a corporation incorporated in Delaware and in good standing under the laws of said State; that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; that the party signing on its behalf is duly authorized to do so; that this Agreement is fully enforceable against



Licensor in accordance with its terms and does not contravene any other agreement to which it is a party; that Licensor has no knowledge or information of any infringing use of the Licensed Marks; that Licensee's use of the Licensed Marks pursuant to and in accordance with this Agreement will not violate or in any way infringe upon the rights of any third party. Licensor further represents and warrants that Daniel L. Schwartz is its sole shareholder.

      14.03. Licensee represents and warrants that it is a corporation incorporated in Delaware and in good standing under the laws of said State, that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and that the party signing on its behalf is duly authorized to do so. This Agreement is frilly enforceable against Licensee in accordance with its terms and does not contravene any other agreement to which it is a party.

      14.04. Each of Licensee and Licensor and Owner represents and warrants that it did not engage any broker in connection with this Agreement or the transactions contemplated hereby.

15. FORCE MAJEURE.

      15.01. No party hereto shall be under any liability hereunder to another on account of any loss, damage or delay occasioned or caused by lockouts, strikes, riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike condition, the elements, embargoes, failure or inability to obtain material or transportation facilities, acts of God or the public enemy, compliance with any law, regulation or other governmental order, whether or not valid, or other causes beyond the control of the party affected, whether or not similar to the foregoing; provided, however, that if such condition continues for three (3) months and is not industry-wide but applies only to Licensee and such condition materially impairs Licensee's ability to perform its obligations hereunder in all materials respects, then Owner may terminate the Term on thirty (30) days' written notice which may be given at any time after said three (3) month period; and provided, further, that nothing herein shall at any time excuse any accrued obligation for the payment of money.

16. ASSIGNABILITY.

      16.01. (a) The rights granted herein are personal to Licensee, and Licensee may not assign or sublicense any or all of its right or delegate any of its duties under this Agreement to any person other than a wholly-owned affiliate of Licensee (in which case, subject to Licensee guaranteeing such affiliate's obligations hereunder in a writing reasonably satisfactory to Owner), without Owner's express prior approval. Any deliberately attempted assignment, sublicense, or delegation or any one of these purportedly occurring by virtue of the operation of law shall be void and shall constitute grounds for termination of this Agreement which termination shall be effective on the fifteenth (15th) day following the date of Owner's notice.

            (b) Without limiting the generality of the foregoing, if Licensee contemplates the sale or other disposition of a controlling share of its business or assets related to the subject matter of this Agreement, including without limitation through a sale of stock (but not including (i) a sale or disposition in which Licensee's management is an equity participant in the acquiring party, (ii) such sales as occur in the ordinary course of public trading or (iii) sales to or other stock distribution through Licensee's employee benefit plans), Licensee shall inform Owner as promptly as permitted under applicable securities laws and request Owner's approval to proceed. With its approval request, Licensee shall provide Owner with sufficient information concerning the proposed transaction and/or transferee to enable Owner to make an informed decision whether in its discretion, the nature of the proposed transaction, the parties participating therein or the resulting ownership of Licensee would adversely impact upon or affect the Licensed Marks or their use in connection with the Licensed Articles or Licensee's ability to meet all of its material obligations under this Agreement. Owner shall notify Licensee of its decision within ten (10) business days after it receives all of the information referred to in the preceding sentence or such other additional information as Owner may reasonably request. If Owner approves the proposed transaction, which approval must be in writing, Owner's right to terminate this Agreement pursuant to this paragraph shall not arise. For avoidance of doubt: If Owner fails to approve the proposed transaction and Licensee elects to transfer ownership or control of its business or assets related to the subject matter of this Agreement in the absence of such approval, Owner may elect to terminate this Agreement in accordance with paragraph 16.01(a). Upon such termination, Owner and Licensee shall negotiate in good faith to determine the timing of such termination, taking into account the then current status of this Agreement and Owner's reasonably anticipated royalty income hereunder and other similarly relevant matters, it being understood and agreed by Licensee that Owner may in such case, in its discretion, elect thereafter to offer employment to and employ those persons employed by Licensee in the conduct of its business hereunder as may be reasonably appropriate to enable Owner to continue the conduct of the business conducted by Licensee hereunder prior to such termination. Notwithstanding the foregoing, Owner's right to terminate this Agreement shall not arise if the business or assets sold by Licensee do not relate to this Agreement and if such sale does not, directly or indirectly, constitute a sale or transfer of this Agreement or Licensee's rights hereunder or interfere with Licensee's ability to carry out its material obligations hereunder.

      16.02. This Agreement shall inure to the benefit of and shall be binding upon the parties, subject to Licensee's rights pursuant to Section 3.01(e), Owner's successors, transferees and assigns, Licensor's permitted successors, transferees and assigns and Licensee's permitted successors, transferees and assigns.

17. NOTICES.

      17.01. Any notice or other communication under this Agreement will be in writing and will be considered given when delivered personally, sent by confirmed telefax or delivered by an overnight courier service (such as Federal



Express or DHL) which requires the addressee to acknowledge receipt thereof or by certified mail, return receipt requested, to the parties at the following addresses, or at such other address as a party may specify by notice to the other:

            TO OWNER:         Anne Klein

                              a Division of Kasper A.S.L., Ltd.
                               11 West 42nd Street

                            New York, New York 10036

                              Attention: President,

                              Anne Klein Licensing Division

                              (Fax Number: (212) 626-6014)

with a copy to the Senior Vice President and General Counsel of Owner at the same address (Fax number: (212) 626-6354).

            TO LICENSOR:      B.D.S., Inc.
                                1370 Sixth Avenue

                            New York, New York 10019

                              Attention: Daniel L. Schwartz

            with a copy to:   Donald J. Bezahler, Esq.
                               Baer Marks & Upham

                                805 Third Avenue

                            New York, New York 10022

            TO LICENSEE:      Maxwell Shoe Company. Inc.
                              P.O. Box 37
                               101 Sprague Street

                              Readville, Massachusetts 02137-0037
                              Attention: President

            with a copy to:   Jonathan K. Layne, Esq.

                              Gibson, Dunn & Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles, California 90071

18. INTERNATIONAL. Upon Licensee's written request, which must be accompanied by a marketing plan stating, inter alia, anticipated sales volume and accounts (initial and projected) (a "Country Plan"), Owner may elect in its discretion to grant Licensee permission to distribute Licensed Articles in a particular country (or countries) of the world outside of the Territory or to "duty-free" shops for sale to international travelers and to airlines and cruise ship lines for on-board sales (hereinafter referred to as the "Foreign Territory"), subject to the terms and conditions set forth in this section 18. Licensee acknowledges that under the applicable trademark laws of many countries of the world the filing of statutorily-mandated documents is a prerequisite to use of a trademark by any party other than the registered owner. Accordingly, Licensee shall not offer for sale or sell Licensed Articles for resale in any country which requires a document filing until an appropriate document has been filed. With respect to each particular Foreign Territory, if Owner approves Licensee's request to distribute in a said Foreign Territory (an "Approved Foreign Territory"), Licensee shall pay to Owner a fee (the "Foreign Territory Fee") to offset Owner's costs associated with obtaining or maintaining trademark protection for the Licensed Marks in said Approved Foreign Territory or otherwise enabling Licensee to use the Licensed Marks in such country; the Foreign Territory Fee shall initially be Owner's actual costs not to exceed the sum of $2000. The amount of the Foreign Territory Fee paid shall be deemed an advance against royalties otherwise payable by Licensee only with respect to sales of Licensed Articles in or to said Approved Foreign Territory.

      18.01. Licensee's right to distribute Licensed Articles in any particular Approved Foreign Territory shall continue only during the Term of this Agreement; provided, however, that Owner reserves the right to and may terminate the distribution permission granted herein with respect to any particular Approved Foreign Territory on ninety (90) days prior written notice which may be given at any time and for any reason, including without limitation, if Licensee shall have failed to continue the sale and/or distribution of Licensed Articles to said particular Approved

Foreign Territory in reasonable commercial quantities for a period longer than one selling season. Owner's election to grant permission to distribute in a Foreign Territory shall not be construed to convey any rights in the Licensed Marks in said Approved Foreign Territory, except as expressly set forth in this
Section 18.

      18.02. (a) Licensee shall account for and pay royalties on Net Sales of Licensed Articles in or to each Approved Foreign Territory in accordance with this Agreement; provided, however, that (i) for purposes of computing the Sales Royalty payable, such Net Sales shall be deemed to be not less than the "Net Sales" of a corresponding sale at the prevailing price as if such sales had been made in Normal Retail Channels in the Territory after deduction of twenty percent (20%) representing import costs not incurred by Licensee and (ii) on Licensee's statements, Net Sales made pursuant to a distribution right granted hereunder shall be shown separately for each Approved Foreign Territory. Notwithstanding the generality of the foregoing, if Licensee's sales to a Foreign Territory are made on an "ex-factory" price basis, then for purposes of royalty reporting said "ex-factory" price shall be deemed "Net Sales" with respect to such Foreign Territory and the Sales Royalty applicable to said sales shall be computed at the rate of six percent (6%) in lieu of the rate provided in paragraph 9.01 above.

            (b) If Net Sales are stated in a currency other than U.S. Dollars, they shall also be reported to Owner, and the Sales Royalty payable thereon shall be calculated, in the U.S. Dollar equivalent at the selling price of such other currency as reported by The Wall Street Journal at the last business day of the Accounting Period for which such Royalty is payable. In addition, upon Owner's reasonable request, Licensee shall furnish copies of its invoices showing sales in or to any particular Approved Foreign Territory. Without limiting the generality of the foregoing, Licensee shall provide Owner with a duplicate original of each of the first three (3) invoices for bona fide commercial sale of Licensed Articles in or to each Approved Foreign Territory.

      18.03. In any particular season, Licensee shall distribute for sale in or to each Approved Foreign Territory, only those Licensed Articles approved by Owner in each case for sale in such season in accordance with this Agreement. All marketing plans and programs, including sales promotions and any advertising use of the Licensed Marks, in connection with Licensed Articles in any Approved Foreign Territory shall comply with the applicable provisions of this Agreement; Licensee will use its reasonable efforts to make copies (such as tear sheets) of any such advertisements available to Owner. If Licensee elects to distribute through a Distributor (as defined below), Distributor's minimum advertising expenditure requirements (to be used for co-op advertising) in a particular Approved Foreign Territory shall be not less than two percent (2%) of wholesale sales, based initially upon the Country Plan for each such country, or such greater percentage as the parties shall agree in the circumstances.

      18.04. Owner and Licensee acknowledge that the Licensed Articles are intended to be of the highest quality and marketed in a manner commensurate with Owner's standing and reputation in the apparel industry in the United States. Accordingly, and in order to maintain the reputation, image and prestige of the Licensed Marks, Licensee's primary distribution patterns shall consist of (a) those retail outlets in the particular Approved Foreign Territory previously approved by Owner for the sale of products bearing the Licensed Marks and (b) subject to Owner's reasonable approval, such other retail outlets in the particular Approved Foreign Territory whose location, merchandising and overall operations are consistent with the high quality of Licensed Articles and the reputation, image and prestige of the Licensed Marks. Except as expressly provided in this section 18, Licensee shall not sell Licensed Articles to anyone in an Approved Foreign Territory for resale except resale to a consumer for personal use nor shall Licensee make such sales to any entity which it knows or has reason to believe intends to export such Licensed Articles outside an Approved Foreign Territory.

      18.05. If Licensee plans to effect its right to distribute in a particular Approved Foreign Territory through the use of a third party distributor or through an affiliated company (the "Distributor"), Owner's permission (if granted) will be subject to agreement by the Distributor (in writing) to the foregoing and to the following additional terms and conditions:

            (a) The Distributor's rights will cease immediately upon the expiration or other termination of this Agreement (if not sooner).

            (b) The Distributor will not manufacture Licensed Articles or affix any markings on the Licensed Articles (including on the packaging therefor, unless such markings are required by law in the particular Approved Foreign Territory and Owner's prior approval has been sought and given).

            (c) The Distributor acknowledges that Distributor will not acquire any rights in the Licensed Marks as a result of such distribution and that any and all good will and other rights which attach to or arise in connection with the use of the Licensed Marks by the Distributor shall inure to the sole benefit of Owner and shall remain vested therein.

            (d) The Distributor shall furnish Licensee with sales information sufficient to enable Licensee to comply on a timely basis with its reporting obligations hereunder, including without limitation those reporting obligations described in paragraph 10.01 and 10.02 above.

            (e) Licensee shall retain the right to sell directly to an Approved Foreign Account (as defined below).

            (f) Distributor's minimum advertising expenditure requirements (to be used for co-op advertising) shall be not less than two percent (2%) of wholesale sales based initially upon the Country Plan for each particular country of the Distributor's Approved Foreign Territory.

      18.06. Without limiting the generality of the foregoing, Owner hereby gives permission to Licensee to distribute Licensed Articles to accounts in Normal Retail Channels in Puerto Rico and in the Dominion of Canada and to those accounts in each Foreign Territory to which Owner has approved the sale of products bearing the Licensed Mark "A LINE ANNE KLEIN" (and the "A ANNE KLEIN logo) (each, an "Approved Foreign Account") as set forth on Schedule 18.06 attached hereto, as it may be modified and supplemented from time to time. Licensee hereby agrees to notify Owner prior to selling any Licensed Articles to an Approved Foreign Account or in or to an Approved Foreign Territory so that proper trademark protection may be timely arranged and to pay the applicable Foreign Territory Fee(s) in accordance with paragraph 18.01 above. For clarification: At the date of this Agreement, Owner has not commenced the sale of products bearing the Licensed Mark "ANNE KLEIN II" and there are no Approved Foreign Accounts with respect thereto.

19. MISCELLANEOUS.

      19.01. Nothing herein contained shall be construed to constitute Licensee a partner, franchisee, joint venturer, or agent of Owner or Licensor, and Licensee shall have no power to obligate or bind Owner or Licensor in any manner whatsoever, it being intended by the parties hereto that Licensee's relationship hereunder shall be as an independent contractor responsible for its own actions. No supervision given by or assistance from Owner or Licensor shall be deemed to negate the foregoing.

      19.02. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement.

      19.03. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

      19.04. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

      19.05. Notwithstanding anything to the contrary contained in this Agreement, Owner shall have the right, exercisable at any time, to negotiate and enter into agreements with third parties located either within or outside of the Territory pursuant to which it may grant a license to use the Licensed Marks in connection with the manufacture, distribution and sale of Articles outside the Territory at any time, or, subject to paragraph 3.01 above, in the Territory, but only if, pursuant to such third party agreements in the Territory, either the Articles are manufactured in the Territory solely for export outside the Territory or the collections of such Articles are not shown for sale in the Territory prior to the expiration or termination date of the Term and the first collection of Articles to be sold thereunder is the collection following the last seasonal collection sold hereunder. Owner shall immediately notify Licensee in writing of its intention to terminate the Term due to Licensee's default and/or the execution of any agreement granting a license to use the Licensed Marks in connection with the sale or manufacture of Articles in the Territory as described in this paragraph 19.05. Without otherwise limiting the foregoing, if, during the Term, Owner desires to grant a license to use the Licensed Marks in connection with the manufacture, distribution and sale of Articles in any country or countries (excluding Japan and Korea) outside the Territory, Owner shall notify Licensee, in writing, thereof, which notice shall include a copy of the license agreement, if any, Owner is prepared to execute and deliver. Licensee shall have the right and option, which option shall be exercised within 45 days after its receipt of Owner's notice, to enter into such an agreement, to be reasonably negotiated between Owner and Licensee in good faith, in substantially the form of this Agreement and including such additional or different commercially reasonable terms and conditions set forth in Owner's notice as are contained in such license agreement, if any. If Licensee desires to exercise such right and option, Licensee shall notify Owner in writing within forty-five (45) days after its receipt of said notice from Owner. If Licensee fails to exercise its said right and option, Licensor may grant a license with respect to the country or countries outside of the Territory identified in Owner's notice to any third party on substantially the same material terms and conditions as set forth herein and in Owner's notice free from any claim by Licensee under this Agreement.

      19.06. (a) This agreement shall be deemed entered into in the State of New York and shall be construed in accordance with the internal substantive laws of New York applicable to contracts to be wholly performed therein, and, to the extent applicable, the federal laws of the United States.

            (b) The parties agree that any action, suit or proceeding based upon any matter, claim or controversy arising hereunder or relating hereto shall be brought solely in the State Courts of or the Federal Court in the State and County of New York; except that in the event any party is sued by a third party or joined in any other Court or in any forum by a third party in respect of any matter which may give rise to a claim hereunder, the parties consent to the jurisdiction of such court or forum over any claim which may be asserted therein between the parties hereto.

                  (i) The parties hereto irrevocably waive any objection to the venue of the above-mentioned courts, including any claim that such action, suit or proceeding has been brought in an inconvenient forum.

                  (ii) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any matter directly or indirectly arising out of, under or in connection with this Agreement.

                  (iii) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to seek punitive damages in respect of any matter directly or indirectly arising out of, under or in connection with this Agreement.

            (c) Any process in any action, suit or proceeding arising out of or relating to this Agreement may, among other methods permitted by law, be served upon any party hereto by delivering or mailing the same in accordance with paragraph 17.01 hereof.

      19.07. Except as set forth below, this writing sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, arrangements or agreements, including without limitation the binding letter of intent, dated as of July 19, 1999 and executed July 30 and July 31, 1999, between the parties hereto (the "Letter of Intent"). No modification, amendment, waiver, termination or discharge of this Agreement shall be binding upon the parties unless confirmed by a written instrument signed by the duly authorized signatory of each.

      19.08. The parties agree to implement this Agreement by executing or causing to be executed such additional and subsidiary agreements and other documents as may be necessary or desirable fully to protect the Licensed Marks and effectively to carry out the terms of this Agreement in accordance with applicable laws and regulations.

      19.09. This Agreement may be executed in one or more counterparts and in separate counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together shall be deemed to constitute one and the same agreement. The Agreement shall be deemed executed by a party if signed by facsimile signature, provided that an original signature copy shall be promptly provided.

                               [END OF AGREEMENT]

Kindly indicate your acceptance of this agreement, intending to be legally bound thereby, by signing below in the place provided.

                                        Very truly yours,

                                        B.D.S., INC.

                                        By:   /s/ Daniel L. Schwartz
                                              ----------------------------------
                                        Date: 11/1//99
                                              ----------------------------------


                                        ANNE KLEIN
                                        A Division of
                                        KASPER A.S.L., LTD.

                                       By:     [ILLEGIBLE]

                                              ----------------------------------
                                      Date:    11/1/99

                                              ----------------------------------


                                        LION LICENSING, LTD.

                                       By:    [ILLEGIBLE]

                                              ----------------------------------
                                      Date:    11/1/99

                                              ----------------------------------


ACCEPTED AND AGREED:

MAXWELL SHOE COMPANY INC.

By:    [ILLEGIBLE]
      ----------------------------------
Date:  11/1/99
      ----------------------------------


Kindly indicate your acceptance of this agreement, intending to be legally bound thereby, by signing below in the place provided.

                                        Very truly yours,

                                        B.D.S., INC.

                                       By:     [ILLEGIBLE]

                                              ----------------------------------
                                      Date:    11/1/99



                                              ----------------------------------


                                        ANNE KLEIN
                                        A Division of
                                        KASPER A.S.L., LTD.

                                        By:   [ILLEGIBLE]
                                              ----------------------------------
                                        Date: 11/1/99
                                              ----------------------------------


                                        LION LICENSING, LTD.

                                        By:   [ILLEGIBLE]
                                              ----------------------------------
                                        Date: 11/1/99
                                              ----------------------------------


ACCEPTED AND AGREED:

MAXWELL SHOE COMPANY INC.

By:    [ILLEGIBLE]
      ----------------------------------
Date:  11/1/99
      ----------------------------------


Kindly indicate your acceptance of this agreement, intending to be legally bound thereby, by signing below in the place provided.

                                        Very truly yours,

                                        B.D.S., INC.

                                       By:    [ILLEGIBLE]

                                              ----------------------------------
                                      Date:    11/1/99

                                              ----------------------------------


                                        ANNE KLEIN
                                        A Division of
                                        KASPER A.S.L., LTD.

                                       By:   [ILLEGIBLE]

                                              ----------------------------------
                                      Date:   11/1/99

                                              ----------------------------------


                                        LION LICENSING, LTD.

                                       By:    [ILLEGIBLE]

                                              ----------------------------------
                                      Date:    11/1/99

                                              ----------------------------------


ACCEPTED AND AGREED:

MAXWELL SHOE COMPANY INC.

By:   [ILLEGIBLE]
      ------------------------------
Date: 11/1/99
      ------------------------------

                                  SCHEDULE 1.01

                                   ANNE KLEIN

                                    [GRAPHIC]

                                  SCHEDULE 2.03

                                OFF-PRICE STORES

ANNE KLEIN OUTLETS
ANNIE SEZ
BURLINGTON COAT FACTORY
CENTURY 21
COHOES FASHIONS
DAFFY'S

FAMOUS FOOTWEAR
FILENE's BASEMENT

LOEHMANNS
MANDEE

MAR MAX - NEWTONS, TJ MAXX, MARSHALLS
ROSS STORES
S&W LADIES WEAR
SAKS OFF 5TH
SHOE CARNIVAL
STEINMART
SYMS

                                  SCHEDULE 2.04



A LINE ANNE KLEIN
ANNE KLEIN II
DOCKERS FOOTWEAR FOR WOMEN
MOOTSIES TOOTSIES
MOOTSIES TOOTSIES KIDS
SAM & LIBBY
SAM & LIBBY KIDS
JUST LIBBY
J. G. HOOK

                                  SCHEDULE 6.02

                                   MSC Agents

Adventure Footwear
Jose Maria Peman 23-2 B
03600 Elda, (Alicante) Spain

Adventure -- USA
4995 Northwest 72nd Avenue
Miami, Florida 33166

BJ Cal
26400 George Zeiger Drive

Suite 104
Beechwood, Ohio 44122

Marlboro Footworks -- China
10F NO. 21
Cheng Men Tou West Road
Foshan
Guang Dong
China

Marlboro Footworks -- Taiwan

5F NO. 497,
Chung Ming South Road
Taichung, Taiwan ROC

Marlboro Footworks -- USA
60 Austin Street
Newton, Massachusetts 02160

Max Trading Company -- China
Chia Ken Village
Hon Li Town
Dong Guan City
Kwang Tung, China

Max Trading Company -- Taiwan
6th Floor #186 Ta-Tun 19th Street

Taichung, Taiwan ROC



Panter SRL
Via Campo d'Arrigo 78\88
50131 Firenze, Italy

Piessea
Via Terere 80/4 Osmannoro
S0019 Sest Fiorentino, Italy

                                  SCHEDULE 8.02

WIRE TRANSFER INSTRUCTIONS

Kasper ASL Ltd Cash Concentration Account for the
Benefit of The Chase Manhattan Bank, as Agent

Account #020922124
ABA# 021000021
Chase Manhattan Bank New York
1 New York Plaza

New York, NY

                                 Schedule 10.01

                              (Company Letter Head)

               Contract Year: _____________________

[Licensed Mark]               Sales Report         Quarter Ended: ______________

--------------------------------------------------------------------------------
                                                    -------------   ------------
                                                    Total Quarter   Year to Date

                                                    -------------   ------------

Gross Sales Subject to Royalty
Less:

   Returns
   Markdowns

   Trade Discount Taken

                                                    ----------------------------
Net Sales Subject to Royalty                                 -              -
                                                    ============================

Royalty Percentage

Sales Royalty Earned                                         -              -
                                                    ============================

Less: Minimums and Additional Royalties Paid to Date this Year



                                                                    ------------
Sales Royalty Payable                                                       -
                                                                    ============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Image Fund Percentage
Net Sales Subject to Royalty

                                                    ----------------------------
Image Fund Earned                                            -              -
                                                    ============================

Less: Image Fund Payments to Date

                                                                    ------------
Net Image Fund Due                                                          -
                                                                    ============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                    This Quarter

Normal Retail Channels                                       -
                                                    =============
Discontinued Goods                                           -
                                                    =============
"Make-ups"                                                   -
                                                    =============

Foreign (By Country):
  ----------------------
  ----------------------                                     -
                                                    -------------
                                                             -
                                                    =============
--------------------------------------------------------------------------------

                                                    Signature: _________________

                                                    Name:      _________________

                                                    Title:     _________________

                              ANNE KLEIN LICENSING

                                 Schedule 10.02

PLEASE USE WHOLESALE FIGURES                            ---------      ---------
THAT MATCH YOUR END                                       Total          Total
OF YEAR FINANCIAL STATEMENTS                            Wholesale      Co-op $$$
Store Name                                               Volume        Provided
--------------------------------------------------------------------------------

Independent Department Stores

--------------------------------------------------------------------------------
Belk

--------------------------------------------------------------------------------


Bergdorf Goodman

--------------------------------------------------------------------------------
Boscov's

--------------------------------------------------------------------------------
Dayton-Hudsons/MF

--------------------------------------------------------------------------------
Dillards/Mercantile Stores

--------------------------------------------------------------------------------
Elder Beerman

--------------------------------------------------------------------------------
Halls Merchandising

--------------------------------------------------------------------------------
Neiman Marcus

--------------------------------------------------------------------------------
Nordstrom

--------------------------------------------------------------------------------
Rack Room

--------------------------------------------------------------------------------
Shoe Show

--------------------------------------------------------------------------------
Von Maur

--------------------------------------------------------------------------------
Total Independent Department Stores

--------------------------------------------------------------------------------

Specialty Stores*
--------------------------------------------------------------------------------
Aaron's

--------------------------------------------------------------------------------
Bellaqin

--------------------------------------------------------------------------------
CWT

--------------------------------------------------------------------------------
Daltaro

--------------------------------------------------------------------------------
Designer Shoe Warehouse

--------------------------------------------------------------------------------
Foxwood Casinos

--------------------------------------------------------------------------------
Octavia

--------------------------------------------------------------------------------
Shoe Corp. of America

--------------------------------------------------------------------------------
Weiss & Newman

--------------------------------------------------------------------------------
Total Specialty Stores

--------------------------------------------------------------------------------
*Indicate at specialty accounts by name with sales above $50,000.

Federated Department Stores

--------------------------------------------------------------------------------
Bloomingdales

--------------------------------------------------------------------------------
Bon Marche

--------------------------------------------------------------------------------
Burdines

--------------------------------------------------------------------------------


Macy's East

--------------------------------------------------------------------------------
Macy's West

--------------------------------------------------------------------------------
Rich's/Lazarus

--------------------------------------------------------------------------------
Stern

--------------------------------------------------------------------------------
Total Federated

--------------------------------------------------------------------------------

May Co.
--------------------------------------------------------------------------------
Famous Barr

--------------------------------------------------------------------------------
Filene's

--------------------------------------------------------------------------------
Foley's

--------------------------------------------------------------------------------
Hecht

--------------------------------------------------------------------------------
Kaufmann's

--------------------------------------------------------------------------------
Lord & Taylor

--------------------------------------------------------------------------------
Meier & Frank

--------------------------------------------------------------------------------
Robinsons

--------------------------------------------------------------------------------
Total May Co.
--------------------------------------------------------------------------------

Saks, Inc./Proffit's

--------------------------------------------------------------------------------
Carson Pirie Scott

--------------------------------------------------------------------------------
Herberger's

--------------------------------------------------------------------------------
Mc Raes

--------------------------------------------------------------------------------
Parisan

--------------------------------------------------------------------------------
Proffits

--------------------------------------------------------------------------------
Saks Fifth Avenue

--------------------------------------------------------------------------------
Total Proffit's

--------------------------------------------------------------------------------

                              ANNE KLEIN LICENSING

                                 Schedule 10.02

PLEASE USE WHOLESALE FIGURES                            ---------      ---------


THAT MATCH YOUR END                                       Total          Total
OF YEAR FINANCIAL STATEMENTS                            Wholesale      Co-op $$$
Store Name                                               Volume        Provided
--------------------------------------------------------------------------------

Frederick Atkins

--------------------------------------------------------------------------------
Bon Ton

--------------------------------------------------------------------------------
Elder Beerman

--------------------------------------------------------------------------------
Gottschalks

--------------------------------------------------------------------------------
Harris

--------------------------------------------------------------------------------
Jacobsons

--------------------------------------------------------------------------------
Liberty House

--------------------------------------------------------------------------------
M. Epstein

--------------------------------------------------------------------------------
Mc Clures

--------------------------------------------------------------------------------
Younkers

--------------------------------------------------------------------------------
ZCMI

--------------------------------------------------------------------------------
Total Atkins

--------------------------------------------------------------------------------

Catalogs

--------------------------------------------------------------------------------
Bloomingdale's by Mail

--------------------------------------------------------------------------------
Boston Proper

--------------------------------------------------------------------------------
Coldwater Creek

--------------------------------------------------------------------------------
DM Management

--------------------------------------------------------------------------------
Macy's By Mail

--------------------------------------------------------------------------------
Mark Fore & Strike

--------------------------------------------------------------------------------
Neiman Marcus by Mail

--------------------------------------------------------------------------------
Nordstrom.com

--------------------------------------------------------------------------------
Norm Thompson

--------------------------------------------------------------------------------
Saks Folio

--------------------------------------------------------------------------------
Spiegel

--------------------------------------------------------------------------------
Total Catalogs

--------------------------------------------------------------------------------



Off Price

--------------------------------------------------------------------------------
Anne Klein Outlets

--------------------------------------------------------------------------------
Annie Sez

--------------------------------------------------------------------------------
Burlington Coat Factory

--------------------------------------------------------------------------------
Century 21
--------------------------------------------------------------------------------
Cohoes Fashions

--------------------------------------------------------------------------------
Daffy's

--------------------------------------------------------------------------------
Famous Footwear

--------------------------------------------------------------------------------
Filene's Basement

--------------------------------------------------------------------------------
Loehmanns

--------------------------------------------------------------------------------
Mandy

--------------------------------------------------------------------------------
Marmax -- Newtons, TJ Max, Marshalls

--------------------------------------------------------------------------------
Ross Stores

--------------------------------------------------------------------------------
S & W Ladies Wear

--------------------------------------------------------------------------------
Saks Off 5th

--------------------------------------------------------------------------------
Shoe Carnival

--------------------------------------------------------------------------------
Steinmart

--------------------------------------------------------------------------------
Syms

--------------------------------------------------------------------------------
Total Off-Price

--------------------------------------------------------------------------------

Duty Free

--------------------------------------------------------------------------------
DFS Australia

--------------------------------------------------------------------------------
DFS Canada

--------------------------------------------------------------------------------
DFS Guam

--------------------------------------------------------------------------------
DFS Hong Kong

--------------------------------------------------------------------------------
DFS New Zealand

--------------------------------------------------------------------------------
DFS Singapore

--------------------------------------------------------------------------------
DFS Taiwan

--------------------------------------------------------------------------------
Airlines -- In-Flight Sales

--------------------------------------------------------------------------------


Total Duty Free

--------------------------------------------------------------------------------

                              ANNE KLEIN LICENSING

                                 Schedule 10.02

PLEASE USE WHOLESALE FIGURES                            ---------      ---------
THAT MATCH YOUR END                                       Total          Total
OF YEAR FINANCIAL STATEMENTS                            Wholesale      Co-op $$$
Store Name                                               Volume        Provided
--------------------------------------------------------------------------------

Duty Paid Stores

--------------------------------------------------------------------------------
DFS Hawaii

--------------------------------------------------------------------------------
DFS Los Angeles

--------------------------------------------------------------------------------
DFS San Francisco

--------------------------------------------------------------------------------
Airlines -- In Flight Sales

--------------------------------------------------------------------------------
Total Duty Paid

--------------------------------------------------------------------------------

International

--------------------------------------------------------------------------------
Dianen Tabah Boutique -- Switzerland

--------------------------------------------------------------------------------
English Sport Shop -- Bermuda

--------------------------------------------------------------------------------
Falabella -- Chile

--------------------------------------------------------------------------------
Harrods -- United Klngdom

--------------------------------------------------------------------------------
Myur Grace -- Australia

--------------------------------------------------------------------------------
Palaccio de Hierro -- Mexico

--------------------------------------------------------------------------------
Perl Modos -- South Africa

--------------------------------------------------------------------------------
Saga -- Peru

--------------------------------------------------------------------------------
SD International -- Kuwai, Saudi Arabia & Jordan

--------------------------------------------------------------------------------
Simms Sigal - Canada

--------------------------------------------------------------------------------
Sonuta -- Lebanon

--------------------------------------------------------------------------------
Takihyo Co. -- Japan

--------------------------------------------------------------------------------
Tomen Corp. -- Japan

--------------------------------------------------------------------------------


Tyrell Ltd. -- Philippines

--------------------------------------------------------------------------------
Total International

--------------------------------------------------------------------------------
* In addition to accounts with sales $50,000+, please list all international distributors by name.

Military

--------------------------------------------------------------------------------
U.S. Army & Air Force

--------------------------------------------------------------------------------
U.S. Marine Corps.
--------------------------------------------------------------------------------
U.S. Navy

--------------------------------------------------------------------------------
Total Military

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GRANT TOTALS
--------------------------------------------------------------------------------

                                 SCHEDULE 18.06

AUSTRALIA:
      MYER GRACE

BERMUDA:

      ENGLISH SPORTS

CANADA:

      SIMMS SIGAL
            HOLT RENFREW
            EASTONS

            HUDSON BAYS
            LES AILES DE LA MODES
            OGILVY'S
            O'BRIENS
            BROWNS
            FASHION 8
            MUSKAT & BROWN
            FOREIGN AFFAIR
            JUST ELAINES
            APPANAGE
            PETITE COLLECTION
            ANIK

            JACKIES FINE LINES
            FILLY & COLT
            PAVERA
            TOFANO'S
            COLLECTION 24
            MIJO
            MARIE & CO.


            JUNE'S
            MAGIQUE
            BLU'S
            MUNROE'S
            BUCKLANDS
            OYSTER
            TOWNE SHOPPE
            MAXI'S
            FISCHER & CO.
            ANDREW'S
            ELLA'S
            FASHION SHOPPE
            NUSHIN
            TOCCA FINITA
            WEAR ELSE
            TONY PLUS
            GIGI

CHILE:

      FALABELLA-SANTIAGO

ECUADOR:

      SANTA GEMA

ENGLAND:
      HARRODS

JAPAN:
      TOMEN

LEBANON:
      SONATA

MIDDLE EAST
      S.D. INTERNATIONAL
            BUGSHAN - SAUDI ARABIA
            ZERBAFT - KUWAIT

MEXICO:

      PALACIO DE HIERRO

PERU:
      SAGA

PHILIPPINES:
      RUSTAN'S

SINGAPORE:
      ISETAN

SOUTH AFRICA:
      PERL MODES

SWITZERLAND:
      BIANCA TABBAR